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                               AGREEMENT OF SALE

         This Agreement of Sale (this "Agreement") is made as of the 6th day of October, 2003 (the "Effective Date"), by and between AMB PROPERTY, L.P., a Delaware limited partnership ("Purchaser"), and INTERNATIONAL AIRPORT CENTERS L.L.C., a Delaware limited liability company ("IAC"), IAC SEATTLE L.L.C., a Delaware limited liability company ("Seattle"), IAC SEATTLE - III L.L.C., a Delaware limited liability company ("Seattle - III"), IAC SEATTLE - IV L.L.C., a Delaware limited liability company ("Seattle - IV"), IAC SEATTLE - V L.L.C., a Delaware limited liability company ("Seattle - V"), HICTC HOUSTON L.L.C., a Delaware limited liability company ("HICTC"), IAC LOS ANGELES L.L.C., a Delaware limited liability company ("Los Angeles"), IAC AVIATION L.L.C., a Delaware limited liability company ("Aviation"), IAC AVIATION - II L.L.C., a Delaware limited liability company ("Aviation II"), IAC CHARLOTTE L.L.C., a Delaware limited liability company ("Charlotte"), IAC CHARLOTTE - YAB L.L.C., a Delaware limited liability company ("Charlotte YAB"), IAC MIAMI L.L.C., a Delaware limited liability company ("Miami", and collectively with Seattle, Seattle - III, Seattle - IV, Seattle - V, HICTC, Los Angeles, Aviation, Aviation II, Charlotte and Charlotte YAB, the "Selling Companies"), IAC NEW YORK L.L.C., a Delaware limited liability company ("New York"), IAC NEW YORK - II L.L.C., a Delaware limited liability company ("New York - II"), IAC NEW YORK - III L.L.C., a Delaware limited liability company ("New York - III"), IAC NEW YORK - IV L.L.C., a Delaware limited liability company ("New York - IV"), INTERNATIONAL CARGO PORT - BOSTON L.L.C., a Delaware limited liability company ("Boston"), IAC GATEWAY L.L.C., a Delaware limited liability company ("LAX"), IAC PARKING L.L.C., a Delaware limited liability company ("LAX Parking", and collectively with New York, New York - II, New York - III, New York - IV, Boston and LAX, the "Leasing Companies"), and IAC SEATTLE - II L.L.C., a Delaware limited liability company ("Seattle - II"). IAC, the Selling Companies, the Leasing Companies, and Seattle - II are herein collectively referred to as the "Seller".

                              W I T N E S S E T H:

         WHEREAS, IAC is the direct or indirect owner of one hundred percent (100%) of the membership interests in each of the Selling Companies, the Leasing Companies and Seattle - II (individually, a "Company" and, collectively, the "Companies"), each of which has been formed in accordance with the laws of the State of Delaware and holds a one hundred percent (100%) leasehold or fee simple interest in certain real estate that is legally described below the name of such Company on Exhibit A attached hereto (the "Land"), along with, for the portions of the Land that are not identified as vacant on said Exhibit A, the office/warehouse buildings (together with all other buildings, improvements and structures located thereon, and appurtenances thereto, collectively, the "Improvements") erected on such portions of the Land, as well as all of the interest of such Company in the fixtures located therein and/or thereon (collectively, the "Fixtures"), along with the personal property owned by Seller, if any, located on the Land and used exclusively in the operation or maintenance of the Land (the "Personal Property"), and any intangible personal property now or hereafter owned by Seller and used exclusively in the ownership, use or operation of the Land, Improvements and Personal Property, including, without limitation, any lease rights (including, without limitation, the lessor's interest in and to all existing tenant leases (the "Leases"), and, subject to Article 9, Seller's interest in all security deposits and prepaid rent, if any, under the Leases and any and all guaranties of the Leases), utility contracts, all warranties and guaranties made by or received from any third party with respect to any Improvements, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated

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on, any part of the Property (as defined below), and any other contracts or other agreements or rights relating to the ownership, use and operation of the Property (collectively, the "Intangible Property"), other than Seattle - II, which does not hold a leasehold or fee simple interest in any of the Properties, but rather, owns a fifty percent (50%) membership interest (the "Interests") in IAC Aero SeaTac L.L.C., a Delaware limited liability company ("Aero SeaTac"), which holds a one hundred percent (100%) leasehold interest in a portion of the Properties, as more particularly identified on said Exhibit A (the Land, the Improvements, the Fixtures, the Personal Property and the Intangible Property, collectively, the "Properties" and, to the extent attributable to a single Company or Aero SeaTac, the "Property"); and

         WHEREAS, Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, (i) all of Seattle - II's right, title and interest in and to the Interests in Aero SeaTac, (ii) all of the Selling Companies' right, title and interest in and to the Properties described on Exhibit A attached hereto which are owned by the Selling Companies (the "Sale Properties"), and (iii) all of the Leasing Companies' right, title and interest in and to the leasehold interests in the Properties described on Exhibit A attached hereto which are leased or ground leased by the Leasing Companies (the "Leased Properties").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of each party contained herein, the parties hereto do hereby mutually covenant and agree as follows:

                                    ARTICLE 1

                PURCHASE AND SALE; PURCHASE PRICE; EARNEST MONEY

         1.1 Subject to the terms and conditions herein contained, Seller agrees to sell the Interests, the Sale Properties, and its interests in the Leased Properties to Purchaser, and Purchaser agrees to purchase the Interests, the Sale Properties, and Seller's interests in the Leased Properties from Seller. The total purchase price (the "Purchase Price") for the Interests, the Sale Properties, and Seller's interests in the Leased Properties, subject to the provisions contained in this Agreement, shall be an amount equal to Four Hundred Seventy Four Million Five Hundred Thousand and No/100 Dollars ($474,500,000.00), which shall consist of the following, plus or minus prorations, as hereinafter provided and shall be allocated to the Properties as provided in that certain Side Letter Agreement of even date herewith (the "Side Letter Agreement") between the Seller and Purchaser (the "Property Allocations"):

         (a) Approximately Three Hundred Fifty-Five Million Five Hundred Twenty-Six Thousand Eighty-Three and No/100 Dollars ($355,526,083.00) thereof shall be payable in immediately available funds by wire transfer ("Cash").

         (b) Approximately, One Hundred Eighteen Million Nine Hundred Seventy-Three Thousand Nine Hundred Seventeen and No/100 Dollars ($118,973,917.00) thereof shall be payable in the form of an assumption by Purchaser and/or an Approved Assignee (as hereinafter defined) of each of the mortgage loans previously made by various lenders (collectively, the "Lenders") to certain of the Companies, as well as Aero SeaTac (collectively, the "Assumed Debt Companies"), as provided in the Side Letter Agreement (the "Assumed Loans"), which amount Purchaser and Seller each (i) estimates shall be the outstanding principal balance of the Assumed Loans as of November 30, 2003 and (ii) agrees shall be adjusted at the Second Closing (as hereinafter defined) based on the actual amount of the

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                  outstanding principal balance of the Assumed Loans as of the date of the Second Closing, whereupon there shall be a corresponding adjustment to this component of the overall Purchase Price. The foregoing assumption shall consist of and/or include, as the case may be, the assumption by Purchaser and/or an Approved Assignee of all liabilities and obligations under the Assumed Loans, if any, arising from and after the Closing Date of the Property subject to the applicable Assumed Loan of (i) all guarantors and affiliates, including, without limitation, Seller under the Assumed Loans (collectively, the "Loan Guarantors") and (ii) the borrowers under the Assumed Loans.

         1.2 The Closing (as hereinafter defined) shall consist of the following closings:

                  (i) A portion of the Cash shall be paid at the initial closing, which shall occur on October 9, 2003 (the "First Closing"). At the First Closing, except as otherwise provided in this Agreement, the Properties described on Exhibit B as "First Closing Properties" shall be acquired by Purchaser.

                  (ii) A portion of the Cash shall be paid at the second closing, which shall occur on the earlier of (i) the date that is five
         (5) business days after the date on which all conditions to closing with respect to an applicable Second Closing Property have been satisfied, and (ii) November 30, 2003 (the "Second Closing"); it being understood that the Closings for Second Closing Properties could occur on different dates. At the Second Closing, except as otherwise provided in this Agreement, the Properties described on Exhibit B as "Second Closing Properties" shall be acquired by Purchaser.

                  (iii) A portion of the Cash shall be paid at the third closing (the "Third Closing"), which shall occur on the earlier of (A) five (5) business days after the date on which (i) the Improvements (other than the tenant improvements) on the Leased Property to which New York - IV holds leasehold title shall have been Completed (as herein defined) and (ii) the Cash portion of the Purchase Price for all of the Third Closing Properties (as herein defined), in the aggregate, shall be sufficient to satisfy in full the indebtedness owed under the construction loans encumbering the Leased Properties to which New York
         - III and New York - IV hold leasehold title, and (B) June 30, 2004. At the Third Closing, except as otherwise provided in this Agreement, the Properties described on Exhibit B as "Third Closing Properties" shall be acquired by Purchaser. The Purchaser and Seller acknowledge and agree that the Closing of the New York Properties must occur simultaneously and neither Purchaser nor Seller shall be required or entitled to close on any of the New York Properties unless all of the New York Properties close simultaneously. The Improvements shall deemed "Completed" when all of the conditions described in Paragraph 4.1(r) have been satisfied (or waived in writing by Purchaser) with respect to such Improvements (other than the tenant improvements). With respect to any of the Third Closing Properties which are Third Closing Holdback/Adjustment Properties (as herein defined) and which have not achieved 95% Occupancy (as herein defined) on or before the Third Closing, then the provisions of Paragraph 1.4(d) shall apply to each such Third Closing Holdback/Adjustment Property with the following modifications: (A) the twelve (12) month period referred to in Paragraph 1.4(d) shall be deemed to end on June 30, 2005 and (B) the fifteen (15) month period referred to in Paragraph 1.4(d) shall be deemed to end on September 30, 2005, if applicable.

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                  (iv)     A portion of the Cash shall be paid at the fourth
         closing, which shall occur five (5) business days after the earlier to occur of (A) five (5) business days after the date on which Panalpina, Inc. ("Panalpina") under the lease (the "Houston Lease") previously entered into between HICTC, as landlord, and Panalpina, as tenant, shall have taken occupancy of the premises covered by such lease and all other conditions precedent to such Closing as herein provided shall have been satisfied (or waived in writing by Purchaser) (the "Houston Space") and commenced paying the rent payable under the Houston Lease and (B) March 1, 2005 (the "Fourth Closing"). At the Fourth Closing, except as otherwise provided in this Agreement, the Property described on Exhibit B as the "Fourth Closing Property" shall be acquired by Purchaser.

         1.3 The Purchase Price shall be payable as set forth in the Side Letter Agreement.

         1.4      Closing Holdbacks:

         (a) As used herein, the term "Closing Holdback" shall mean (i) with respect to the First Closing and Second Closing, as applicable, the aggregate amount, to be determined at the First Closing or the Second Closing, as applicable, by applying the following calculation, individually, to each Property to which Seattle - IV, Charlotte and Charlotte YAB hold fee simple title (each, a "First/Second Closing Holdback/Adjustment Property" and collectively the "First/Second Closing Holdback/Adjustment Properties"); and
                  (ii) with respect to the Third Closing, the aggregate amount, to be determined at the Third Closing, by applying the following calculation, individually, to each Property to which New York - III and New York - IV hold leasehold title (each, a "Third Closing Holdback/Adjustment Property;" and , collectively, the "Third Closing Holdback/Adjustment Properties;" and, together with the First/Second Closing Holdback/Adjustment Properties, the "Holdback/Adjustment Properties" and individually, a "Holdback/Adjustment Property"); provided, however, that notwithstanding the foregoing, it is the parties' intention that the amount of the Closing Holdback be determined with respect to each Holdback/Adjustment Property individually, such that when the Third Closing occurs, there would be a separate calculation of the Closing Holdback for the Leased Property to which New York
                  - III owns leasehold title (the "NY III Property") and a separate calculation of the Closing Holdback for the Leased Property to which New York - IV owns leasehold title (the "NY IV Property"):

                  (1)      First, the difference shall be calculated, between
                           (a) the product of (i) the total square footage of the Improvements on the applicable Holdback/Adjustment Property, multiplied by (ii) ninety-five percent (95%), less (b) the actual square footage of such Improvements Leased (as herein defined) as of the applicable Closing (with respect to the applicable Holdback/Adjustment Property); provided, however, that if, as of the applicable Closing, ninety-five percent (95%) or more of the square footage of the Improvements on the applicable Holdback/Adjustment Property are Leased, then there shall be no Closing Holdback with respect to such Holdback/Adjustment Property.

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                  (2)      Second, the product shall be calculated of (a) the
                           difference calculated in subclause (1) of this subparagraph, multiplied by (b) an amount equal to the projected per square foot Weighted Base Net Rent (as herein defined) attributable to the Vacant Space (as herein defined) in the applicable Holdback/Adjustment Property; provided, however, that this calculation shall be made separately for Vacant Space designated as "warehouse space" and Vacant Space designated as "office space" based on the Weighted Base Net Rent attributable to warehouse space and office space for the applicable Holdback/Adjustment Property.

                  (3) Finally, the quotient shall be calculated of (a) the amount calculated in subclause (2) of this subparagraph, divided by (b) the capitalization rate for the market in which such Holdback/Adjustment Property is located, as set forth in the Side Letter Agreement opposite the name of the Company that holds fee simple or leasehold title to such Holdback/Adjustment Property (the "Capitalization Rate"), which quotient shall constitute the Closing Holdback for such Holdback/Adjustment Property.

                  (4)      Definitions:

                           "Weighted Base Net Rent" shall mean, with respect to each Holdback/Adjustment Property (as determined individually with respect to each such Property) an amount equal to the quotient of (A) the sum produced by adding the result of the following calculation for each space located within the Improvements on the applicable Holdback/Adjustment Property that is Vacant Space as of the applicable Closing: (i) the projected base net rent per square foot set forth in the Side Letter Agreement for the applicable Vacant Space as of the applicable Closing (the "Projected Base Net Rent"), multiplied by (ii) the square footage of such Vacant Space as set forth in the Side Letter Agreement, divided by (B) the aggregate square footage for all such Vacant Space at the applicable Holdback/Adjustment Property as of the applicable Closing.

                           "Vacant Space" shall mean the space located within the Improvements located on a Holdback/Adjustment Property that is not Leased as of the applicable date upon which such calculation is to be made hereunder for such Holdback/Adjustment Property (i.e., the Effective Date, the date of a Closing, the Determination Date (as herein defined) or such other calculation date as is herein provided).

                           "Leased" shall mean space which is leased to a Qualified Tenant under a Qualified Lease.

                           "Qualified Lease" shall mean any lease of space included in the applicable Property which satisfies each of the following requirements: (a) it has been approved in writing by Purchaser (which approval shall be subject to the

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                           standards for determining "reasonable" approval as
                           provided in Paragraph 6.5(b)) and fully executed by the landlord and the tenant; (b) as evidenced by an estoppel certificate in the form attached to this Agreement as Exhibit C or, if the applicable Qualified Lease was dated less than forty-five (45) days prior to the applicable Closing or end of a calendar quarter (for the purpose of making the determination under Paragraph 1.4(b) below), as applicable, an acceptance letter in the form attached to this Agreement as Exhibit C-1, (i) it shall be in full force and effect and in good standing and free from default by any party thereto, (ii) the tenant thereunder shall have accepted in writing, and shall have occupied (if the applicable tenant is a Major Tenant (as herein defined)), the premises subject or to be subject to such lease, and shall have been obligated to pay, and shall have commenced to pay, the rent thereunder, or, if the subject lease provides for a free rent period which is in effect at the time this determination is being made, then the tenant thereunder shall have been obligated to pay, and shall have commenced to pay, expense reimbursements thereunder, (iii) the tenant improvements required to be made or paid for by the landlord in connection therewith shall have been substantially completed (except for so called "punchlist items," i.e., minor details of construction, decoration or mechanical adjustments which do not materially interfere with a tenant's occupancy of the premises and which shall be completed diligently by Seller but in any event prior to any time such work is required to be completed under the applicable lease) and shall have been paid in full by Seller, and (iv) all leasing commissions required to be paid for by the landlord in connection therewith have been paid in full (or, if not paid in full, Purchaser shall have received a credit at the applicable Closing for any commissions payable after the applicable Closing as provided herein); (c) neither Seller nor any related party of Seller (including Newco (as herein defined)) shall be the tenant thereunder; and (d) the tenant thereunder shall not have received any payment or other consideration from Seller or any related party of Seller in connection therewith other than tenant inducements approved in writing by Purchaser. Seller hereby agrees to make a good faith effort to lease all Vacant Space at or above market terms.

                           "Qualified Tenant" shall mean a tenant approved by Purchaser in writing (which approval shall be deemed to have been given by Purchaser upon the full execution of a lease by Purchaser and the applicable tenant and Purchaser's delivery of such fully executed lease to the applicable tenant.

                           "Actual Base Net Rental" means (A) the fixed or minimum annual cash rent payable to the landlord by the tenants under Qualified Leases (based on such rent payable during the first full month in which fixed or minimum annual cash rent is to be paid by such tenant (i.e., the first full month after any free rent period has expired) multiplied by twelve
                           (12)), excluding prepaid rent, prepaid payments, security deposits, lease cancellation payments (which are addressed elsewhere in this Paragraph 1.4), any rent escalations (which are addressed elsewhere in this Paragraph 1.4) and any additional rent and any contributions toward, or reimbursements of, expenses, taxes, insurance premiums, utilities, capital costs,

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                           or other costs and charges associated with the
                           applicable Property (without limitation on the foregoing, Actual Base Net Rental excludes any sign or antenna revenue, any parking, garage or storage rent (provided that the parties acknowledge that the Improvements are to be used as distribution facilities and/or warehouses and that the exclusion of storage rent is not intended to exclude base rent under Qualified Leases payable as a result of a tenant's lease of space within such Improvement for distribution and/or warehouse purposes), any income from pay telephones, cigarette machines or similar vending arrangements), minus (B)(i) the amount of any expenses (based on expenses attributable to the first 12 month period after rent commences to be paid under the applicable Qualified Lease) for which the tenant under the applicable Qualified Lease is not responsible and which are customarily passed through to a tenant under a fully net lease (i.e., all CAM expenses, taxes, insurance expenses and management fees are customarily passed through to the tenant under a fully net lease), (ii) the amount necessary to amortize on a straight line basis over the initial term of the applicable lease (not to exceed ten (10) years and excluding any portion of such term occurring after the date that the applicable Qualified Lease could be terminated pursuant to a termination option contained in such Qualified Lease) any "Above Market Free Rent" (as defined in the Side Letter Agreement) or other monetary concessions provided to the applicable tenant in connection with the applicable Qualified Lease regardless of whether such Above Market Free Rent or other monetary concessions apply to the period prior to or after the applicable Closing (and any free rent and other monetary concessions that are not Above Market Free Rent shall be paid by Seller to Purchaser at the applicable Closing (to the extent such free rent or other monetary concessions that are not Above Market Free Rent have not previously been paid by Seller or have expired as of the applicable Closing with respect to Qualified Leases in effect as of the applicable Closing) or at the time a payment is made to Seller pursuant to Paragraph 1.4(b) hereof (with respect to Qualified Leases in effect after the Closing and before the Determination Date (as herein defined)), as applicable)[it being agreed by the parties that Seller can average free rent with respect to a Holdback/Adjustment Property based on the aggregate amount of the applicable free rent abated on a Property by Property basis for the purposes of making the calculation in this clause
                           (ii) provided that in no event shall free rent with respect to any lease exceed 5% of the initial term of such lease (not to exceed 10 years and excluding any portion of such term occurring after the date that the applicable Qualified Lease could be terminated pursuant to a termination option contained in such Qualified Lease)(i.e., no more than 3 months of free rent on a 5 year initial term)], and (iii) the amount necessary to amortize the cost of all Excess Tenant Finish Costs (as herein defined) over the initial term of the applicable lease (not to exceed ten (10) years and excluding any portion of such term occurring after the date that the applicable Qualified Lease could be terminated pursuant to a termination option contained in such Qualified Lease) at an interest rate equal to 11% per annum (10% per annum for Credit Leases (as herein defined)); provided, however, there shall be no reduction under this clause (iii) for any Excess Tenant Finish Costs (not to

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                           exceed ten percent (10%) of the Base Tenant Finish
                           Allowance (as herein defined) for the applicable space) which do not result in the Actual Base Net Rental for the applicable lease exceeding the Projected Base Net Rent for the applicable lease. For the purposes hereof, the term "Excess Tenant Finish Costs" shall mean the tenant finish costs for a building in excess of the Base Tenant Finish Allowances for that building as set forth below. "Base Tenant Finish Allowances" shall be as set forth in the Side Letter Agreement. "Base Tenant Finish", as that term is used in this paragraph, shall include
                           (i) all improvements ("Required Improvements") that the landlord is obligated to build or pay for pursuant to the terms of a Qualified Lease and (ii) all improvements ("Necessary Improvements") that it is necessary for the landlord to build in order to build Required Improvements. Base Tenant Finish shall not include the cost of the foundation, roof, exterior walls, site work and other costs generally associated with building shell construction, or other improvements that are within common areas or are part of space occupied or used exclusively by other tenants, their employees or invitees, except if Required Improvements or Necessary Improvements. For the purposes hereof, a "Credit Lease" shall mean a Qualified Lease with a tenant reasonably determined by Purchaser to be a "credit" tenant at the time Seller requests Purchaser's approval of the applicable lease. All of the calculations in the definition of "Actual Base Net Rental" shall be made on a per square foot basis.

         (b) Within fifteen (15) days after the end of each calendar quarter after the applicable Closing, with respect to any Vacant Space at a Holdback/Adjustment Property that has been Leased pursuant to a Qualified Lease during the calendar quarter just ending, and until such time as (and then only to the extent that) ninety-five percent (95%) of the square footage of the Improvements at the applicable Holdback/Adjustment Property are Leased (hereinafter referred to as "95% Occupancy"), the amount of the Closing Holdback shall be disbursed by Purchaser to Seller and/or retained by Purchaser with respect to each Vacant Space at a Holdback/Adjustment Property (it being the intent and agreement that no amounts, other than an "Earnout Amount" (as defined below), shall be paid with respect to any Vacant Space Leased in excess of 95% Occupancy) as follows:

                  (1) disbursed to Seller, within fifteen (15) days after the end of each calendar quarter after the applicable Closing with respect to any Vacant Space at the applicable Holdback/Adjustment Property that shall have been Leased pursuant to a Qualified Lease during the calendar quarter just ending, (i) with respect to the amount of the Actual Base Net Rent that is equal to or less than the Projected Base Net Rent attributable to the applicable Vacant Space, an amount equal to (A) the actual square footage of each Vacant Space Leased during the applicable calendar quarter (with respect to the applicable Holdback/Adjustment Property), multiplied by the lesser of (x) the Actual Base Net Rent for such Vacant Space and (y) the Projected Base Net Rent for such Vacant Space, the product of which shall be divided by (B) the Capitalization Rate for the applicable Holdback/Adjustment Property, subject to the remaining provisions hereof;

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                           provided, however, that the total amount of the
                           Closing Holdback to be paid to Seller with respect to a Holdback/Adjustment Property under this clause (i) shall be limited to the amount of the Closing Holdback attributable to such Holdback/Adjustment Property, and (ii) with respect to the amount of the Actual Base Net Rent for the applicable Vacant Space that is greater than the Projected Base Net Rent for such Vacant Space, an amount (the "Earnout Amount") equal to the net present value of the difference between the Projected Base Net Rent for such Vacant Space and the Actual Base Net Rent for such Vacant Space over the initial term (excluding any portion of such term attributable to option periods and periods occurring after the date such Qualified Lease could be terminated pursuant to any termination options contained in such Qualified Lease) of the applicable Qualified Lease (but in no event to exceed ten (10) years), assuming no increases in Actual Base Net Rent over the term of such Qualified Lease, and utilizing a discount rate of 10%.

                  (2) retained by Purchaser, within fifteen (15) days after the end of each calendar quarter after the Closing as an adjustment to the Purchase Price at the applicable Closing (the "Closing Purchase Price Adjustment"), with respect to any Vacant Space at the applicable Holdback/Adjustment Property that shall have been Leased pursuant to a Qualified Lease during the calendar quarter just ending pursuant to which the Projected Base Net Rent attributable to the applicable Vacant Space is greater than the Actual Base Net Rent payable under the Qualified Lease for such Vacant Space, an amount equal to (A) the actual square footage of each Vacant Space Leased during the applicable calendar quarter (with respect to the applicable Holdback/Adjustment Property), multiplied by the difference between (x) the Projected Base Net Rent for such Vacant Space and (y) the Actual Base Net Rent for such Vacant Space, the product of which shall be divided by (B) the Capitalization Rate for the applicable Holdback/Adjustment Property.

         (c) Notwithstanding anything contained herein to the contrary, with respect to the NY III Property and the NY IV Property only, if the Actual Base Net Rent is greater than the Projected Base Net Rent attributable to the applicable Vacant Space at the applicable Holdback/Adjustment Property (i) in making the calculations in Paragraph 1.4(b)(1)(i) above, an amount equal to seventy-five percent (75%) of the first $1.00 per square foot (or lesser amount if Actual Base Net Rent exceeds Projected Base Net Rent by less than $1.00 per square foot) of Actual Base Net Rent in excess of the Projected Base Net Rent shall also be divided by the applicable Capitalization Rate and added to the amount to be paid to Seller pursuant to Paragraph 1.4(b)(1)(i) with respect to the applicable Holdback/Adjustment Property, and (ii) in making the calculations in Paragraph 1.4(b)(1)(ii) above, an amount equal to the first $1.00 per square foot (or lesser amount if Actual Base Net Rent exceeds Projected Base Net Rent by less than $1.00 per square foot) of Actual Base Net Rent in excess of the Projected Base Net Rent shall be added to the Projected Base Net Rent before determining the difference between Actual Base Net Rent and Projected Base Net Rent for the purpose of performing the net present value calculation provided in that Paragraph 1.4(b)(1)(ii).

         (d) Notwithstanding anything contained herein to the contrary, with respect to any Holdback/Adjustment Property that has not reached 95% Occupancy (it being the intent and agreement that no amounts, other than an "Earnout Amount" paid to Seller pursuant to the provisions hereof, shall be paid with respect to any Vacant Space Leased in excess of 95% Occupancy), if any Vacant Space in such Holdback/Adjustment Property shall not have been Leased as of the date that is twelve (12) months after the Closing for such Property (the "Determination Date"), then Seller shall receive an amount equal to the product of (A) fifty percent (50%), multiplied by (B) the amount that would result from the application of the provisions of Paragraph 1.4(a) (1)-(3) to such Holdback/Adjustment Property if the calculation were to be made as of the Determination Date (which amount corresponds to the portion of the Closing Holdback for such Holdback/Adjustment Property to which Seller shall not have earned the right to receive in accordance with the provisions hereof as of the Determination Date), and any remaining Closing Holdback for such Holdback/Adjustment Property shall be retained by Purchaser as a permanent adjustment to the Purchase Price, whereupon (except as otherwise provided in this Paragraph 1.4) there shall be no further adjustments to the Purchase Price or payments to the Seller with respect to the applicable Holdback/Adjustment Property, whether in the form of the Closing Purchase Price Adjustment, or otherwise (and Purchaser shall thereafter be responsible for the payment of all leasing commissions and tenant improvement allowances with respect to such Vacant Space). Notwithstanding the foregoing provisions of this Paragraph 1.4(d), if 95% Occupancy has not been achieved by the Determination Date and Seller and a Qualified Tenant shall have entered into a lease prior to the Determination Date which does not satisfy all of the requirements of a Qualified Lease as of the Determination Date (collectively, "Non-Qualified Leases") and on or before the Determination Date Seller notifies Purchaser in writing that Seller desires to extend the Determination Date to allow additional time for any such Non-Qualified Leases to become Qualified Leases, the Determination Date shall be extended to the date that is fifteen (15) months after the applicable Closing; provided, however, that only leases of Vacant Space that were (i) Qualified Leases as of the original Determination Date and (ii) Non-Qualified Leases as of the original Determination Date and which become Qualified Leases as of the extended Determination Date shall be included as Vacant Space that has been Leased in making the determination of the amounts to be paid to Seller and retained by Purchaser pursuant to this Paragraph 1.4(d), which determination shall be made as of the extended Determination Date.

         (e) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller receive aggregate payments pursuant to this Paragraph 1.4 with respect to a Holdback/Adjustment Property in excess of the Closing Holdback with respect to such Holdback/Adjustment Property (excluding any payments made to Seller by Purchaser as Earnout Amounts, which amounts shall not be subject to the foregoing cap in this sentence). In addition, notwithstanding anything to the contrary contained in this Paragraph 1.4, at the time of each calculation of the amount of the Closing Holdback to which either Seller or Purchaser shall be entitled pursuant to the provisions of this Paragraph 1.4, such calculation shall be made with respect to the applicable Property on an aggregate basis (i.e., as if such calculation was the first such calculation being performed with respect to the applicable Property) and if, as a result of such calculation, Seller has received an overpayment or underpayment as a result of the prior payments, if any, made to Seller from the applicable Closing Holdback, then there shall be an appropriate payment made to Seller from the Closing Holdback or from Seller to the Closing Holdback or Purchaser, as the case may be, in order to adjust such payments so as to correct any such overpayment or underpayment.

         (f) Notwithstanding anything to the contrary contained in this Agreement, with respect to any Vacant Space in excess of 95% Occupancy that is Leased, Seller and Purchaser shall each pay fifty percent (50%) of the tenant improvement costs attributable to such Vacant Space in excess of 95% Occupancy that is Leased. If, as of the Determination Date (or such earlier date upon which a Holdback/Adjustment Property has achieved 95% Occupancy (or the date of the Closing for such Property if such Closing occurs after 95% Occupancy has been achieved)), there is any Vacant Space at such Holdback/Adjustment Property in excess of 95% Occupancy that is not Leased, then at such date Seller shall pay to Purchaser an amount equal to fifty percent (50%) of the Base Tenant Finish Allowances for such Vacant Space. Purchaser shall pay all of the leasing commissions attributable to the leasing of the Vacant Space in excess of 95% Occupancy.

         (g) Notwithstanding anything to the contrary contained in this Agreement, if Vacant Space is Leased and the initial term of the Qualified Lease (excluding any portion of such term occurring after the date that the applicable Qualified Lease could be terminated pursuant to a termination option contained in such Qualified Lease) is less than five (5) years, the amount to be paid to Seller with respect to the applicable Qualified Lease either as Purchase Price (pursuant to Paragraph 1.3 if applicable) or pursuant to Paragraph 1.4(b)(1) (if applicable) shall be reduced by an amount equal to (such amount being herein referred to as the "Term Reduction Amount") (i) ten percent (10%) (if the Qualified Lease has an initial term of four (4) years or more but less than five (5) years) and (ii) twenty percent (20%) (if the Qualified Lease has an initial term of three (3) years or more but less than four (4) years) of the amount which otherwise would have been paid to Seller under the foregoing Paragraphs, as applicable, determined on a prorated basis (e.g., if the applicable lease term is 4 1/2 years, the applicable percentage would be 5% and if the applicable lease term is 3 1/2 years, the applicable percentage would be 15%). Notwithstanding the foregoing, to the extent that a Qualified Lease at a Holdback/Adjustment Property has an initial term greater than five (5) years (excluding any portion of such term occurring after the date that the applicable Qualified Lease could be terminated pursuant to a termination option contained in such Qualified Lease), Seller shall have the right to utilize the aggregate "Post 5 Year Rent" (as defined below) remaining from time to time after the application of any such Post 5 Year Rent pursuant to the provisions of this Paragraph 1.4 (g) ("Remaining Post 5 Year Rent") to make up all or a portion of the short fall in term of a Qualified Lease having an initial term under five (5) years (excluding any portion of such term occurring after the date that the applicable Qualified Lease could be terminated pursuant to a termination option contained in such Qualified Lease)(a "Short Fall Lease") that is thereafter executed as follows: Seller can apply any Remaining Post 5 Year Rent to a Qualified Lease having a term under five (5) years (excluding any portion of such term occurring after the date that the applicable Qualified Lease could be terminated pursuant to a termination option contained in such Qualified Lease) by applying such Remaining Post 5 Year Rent to the actual square footage and utilizing the Actual Base Net Rent of the applicable Short Fall Lease to determine the extent of additional term such Short Fall Lease would have had if such applicable Remaining Post 5 Year Rent had been paid under such Short Fall Lease and such additional term shall be added to the actual term of the Short Fall Lease solely for the purpose of making the calculation of the Term Reduction Amount pursuant to this Paragraph 1.4 (g). As used herein "Post 5 Year Rent" shall mean an amount equal to the Projected Base Net Rent for the space demised under such Qualified Lease multiplied by the square footage of such Qualified Lease and by the number of years (or fraction thereof), not to exceed five (5), in the initial term of such Qualified Lease in excess of the first (5) years of such Qualified Lease (excluding any portion of such term occurring after the date that the applicable Qualified Lease could be terminated pursuant to a termination option contained in such Qualified Lease). Notwithstanding the foregoing provisions of this Paragraph 1.4(g), if the applicable Qualified Lease has a termination option which can be exercised by the tenant so as to terminate the applicable Qualified Lease prior to the end of a full five year initial term, then (A) if the Term Reduction Amount for such Qualified Lease is equal to or greater than the applicable termination fee that would be payable by the tenant in connection with the exercise of the applicable termination option, then the amount to be paid to Seller with respect to the applicable Qualified Lease either as Purchase Price (pursuant to Paragraph 1.3 if applicable) or pursuant to Paragraph 1.4(b)(1) shall be reduced by the difference between the applicable Term Reduction Amount and the applicable termination fee and Purchaser shall be entitled to receive the applicable termination fee if the tenant exercises such option (it being agreed that any adjustment to the Purchase Price pursuant to this Paragraph 1.4(g) for the applicable Qualified Lease shall not be affected by the applicable tenant's subsequent failure to exercise such termination option), and (B) if the Term Reduction Amount for such Qualified Lease is less than the applicable termination fee that would be payable by the tenant in connection with the exercise of the applicable termination option, then the amount to be paid to Seller with respect to the applicable Qualified Lease either as Purchase Price (pursuant to Paragraph 1.3 if applicable) or pursuant to Paragraph 1.4(b)(1) shall not be reduced by the Term Reduction Amount and Purchaser shall be entitled to receive the applicable termination fee if the tenant exercises such option (it being agreed that the non-adjustment to the Purchase Price pursuant to this Paragraph 1.4(g) for the applicable Qualified Lease shall not be affected by the applicable tenant's subsequent failure to exercise such termination option). Except as provided in this Paragraph 1.4(g), Purchaser shall be entitled to retain or be paid all termination fees paid by tenants under Leases in effect as of the Effective Date or entered into after the Effective Date (in either case subject to Purchaser acquiring the applicable Property). The amount of any reduction to the Purchase Price pursuant to this Paragraph 1.4(g) shall be retained by Purchaser as an adjustment to the Purchase Price for the applicable Holdback/Adjustment Property.

         (h) Notwithstanding anything to the contrary contained in this Agreement, if Vacant Space is Leased and the amount of the actual base rent escalations in the applicable Qualified Lease as applied to the Actual Base Net Rental payable over the initial term (excluding any portion of such term attributable to option periods and periods occurring after the date such Qualified Lease could be terminated pursuant to any termination options contained in such Qualified Lease) of the applicable Qualified Lease (but in no event to exceed ten (10) years)("Actual Escalated Base Rent") varies from the amount of the Pro Forma Base Rent Escalations (as defined in the Side Letter Agreement) as applied to the Projected Base Net Rent for the applicable Vacant Space over the same period ("Projected Escalated Base Rent"), then the net present value of the variance in the rent for such Vacant Space over the same period and utilizing a discount rate of 10% shall be determined (the "Escalation NPV") and (i) if the Actual Escalated Base Rent is greater than the Projected Escalated Base Rent, the amount of the Escalation NPV shall be added to the Purchase Price (pursuant to Paragraph 1.3 if applicable) or paid to Seller pursuant to Paragraph 1.4(b)(1) (if applicable) with respect to the applicable Holdback/Adjustment Property, and (ii) if the Actual Escalated Base Rent is less than the Projected Escalated Base Rent, the amount of the Escalation NPV shall be retained by Purchaser as an adjustment to the Purchase Price for the applicable Holdback/Adjustment Property. Notwithstanding the foregoing provisions of this Paragraph 1.4(h), (A) if the actual base rent escalations in the applicable Qualified Lease are 3% or less per year, then there shall be no payment to Seller under this Paragraph 1.4(h) with respect to such Qualified Lease regardless of whether the Actual Escalated Base Rent is greater than the Projected Escalated Base Rent, and (B) if the actual base rent escalations in the applicable Qualified Lease are greater than 3% per year and the Actual Escalated Base Rent is greater than the Projected Escalated Base Rent, then the amount to be paid to Seller, if any, under this Paragraph 1.4(h) shall be calculated as if the actual base rent escalations were equal to the applicable Pro Forma Base Rent Escalations plus the amount of the actual base rent escalations above 3% per year.

         (i) Examples of the application of this Paragraph 1.4 are as set forth in the Side Letter Agreement.

         1.5 Purchaser, on or before 9:00 A.M. (San Francisco, California time), October 7, 2003, shall deposit with the San Francisco, California office of the Title Company, as escrow agent, the amount of Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000), which amount, together with all interest earned thereon, shall be referred to, collectively, as the "Earnest Money." The Earnest Money shall be in the form of a wire transfer of immediately available funds of the United States of America. If Purchaser shall not have so deposited the Earnest Money on a timely basis, as herein required, Seller may terminate this Agreement by written notice thereof to Purchaser, whereupon no party shall have any further obligations to the other hereunder, except as otherwise herein provided. The Earnest Money shall become nonrefundable as of 9:00 A.M. (Pacific Time), October 7, 2003, except as otherwise herein provided. The Earnest Money shall be held and disbursed by the Title Company, pursuant to an earnest money escrow agreement substantially in the form attached hereto as Exhibit D. The Earnest Money shall be invested in a federally issued or insured interest bearing instrument and shall be paid to the party to which the Earnest Money shall be paid, pursuant to the provisions hereof. If the transaction contemplated hereby shall be consummated in accordance with the terms hereof, at each Closing, the Earnest Money allocated to the applicable Properties being acquired at such Closing (the "Earnest Money Allocations") shall be applied to the allocable Purchase Price for such Properties at the applicable Closing. Notwithstanding anything to the contrary contained in this Agreement, if a Closing fails to occur for any reason whatsoever other than Purchaser's default, the Earnest Money allocable to the Properties for which such Closing(s) do not occur shall be returned to Purchaser.

                                    ARTICLE 2

                              REVIEW OF INFORMATION

         2.1 On or before the Effective Date, Seller has delivered or made available to Purchaser complete copies of any of the materials listed on Exhibit E attached hereto that shall be in the possession of Seller (the "Due Diligence Materials").

         2.2 From and after the Effective Date and during the term of this Agreement, Seller also shall provide Purchaser and its employees, agents, representatives, attorneys and consultants ("Purchaser's Consultants") access to the Properties, at any reasonable time, during normal business hours, upon reasonable prior notice, to conduct such inspections, investigations, tests, studies, reports, analyses, appraisals, verifications and evaluations with respect to the Interests, Aero SeaTac and/or the Properties, as Purchaser shall deem necessary in its commercially reasonable discretion, subject to the remaining provisions hereof (collectively, the "Investigations"); provided, however, that Purchaser shall not perform any intrusive Investigations, including, without limitation, probes and/or borings, without Seller's prior written approval, which may be granted or denied in Seller's reasonable discretion. Prior to the commencement of any Investigations as to any of the Properties, Purchaser shall obtain or cause Purchaser's Consultants to obtain, at Purchaser's sole cost and expense, a policy of general commercial liability insurance, with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit per occurrence, for bodily injury and property damage liability, covering any and all liability of Purchaser with respect to or arising out of such Investigations, which shall name Seller, the Companies, Aero SeaTac and all lenders, including, without limitation, the Lenders, who then have an interest in the applicable Property, as an insured party, and shall be in form and of substance, and issued by an insurance company, reasonably satisfactory to Seller. Any damage caused to the Properties due to any Investigations shall be repaired by Purchaser at its sole cost and expense, if Purchaser shall elect not to consummate the transactions contemplated hereby, pursuant to the provisions of this Agreement. Also, Purchaser shall indemnify, defend and hold harmless Seller, the Companies, Aero SeaTac, all lenders, including, without limitation, the Lenders, who then have an interest in applicable Property, from and against any Losses that Seller shall suffer due to any claim or cause of action that shall have arisen out of or resulted from any Investigations, which indemnification, defense and hold harmless agreements shall not be merged into this Agreement and shall survive the termination of this Agreement, if applicable; provided, however, that the foregoing indemnity shall not apply to the mere discovery of a pre-existing condition. For purposes of this Agreement, the term "Losses" shall be deemed to mean any claim, cause of action, loss, damage, liability, cost and expense, including, without limitation, reasonable attorneys' fees and court costs (collectively, "Losses").

         2.3 Seller shall be entitled to have a representative of Seller present during any meetings between Purchaser and any governmental official or representative regarding Hazardous Materials (as defined below) in, at, on, about and/or under, or the environmental condition of, any of the Properties, as well as advance written notice of any such meeting at least one (1) business day prior to the date thereof.

         2.4      Intentionally Omitted.

         2.5 If Purchaser shall not have delivered to Seller, on or prior to 9:00 a.m. (San Francisco, California time) on October 7, 2003 (the period between the Effective Date and such date, "Due Diligence Period"), written notice (the "Approval Notice") that Purchaser shall have waived its right to terminate this Agreement, pursuant to the provisions of this Paragraph 2.5, which election shall be in Purchaser's sole and absolute discretion, then this Agreement automatically shall be terminated as of 9:00 a.m. (San Francisco, California time) on October 7, 2003 and the Earnest Money shall be returned to Purchaser, whereupon no party shall have any further obligations to the other hereunder, except as otherwise herein provided; provided, however, that upon the full execution of this Agreement by Purchaser and Seller (and the execution of this Agreement by the Joinder Parties (as herein defined)) and delivery of the fully executed Agreement by Purchaser to Seller prior to 9:00 a.m. (San Francisco, California time) on October 7, 2003, Purchaser shall be deemed to have delivered the Approval Notice in accordance with the provisions hereof.

         2.6 Purchaser acknowledges that, if Purchaser shall have delivered (or is deemed to have delivered) the Approval Notice to Seller, prior to the expiration of the Due Diligence Period, then, pursuant to the provisions of Paragraph 2.5 but subject to the provisions of Paragraphs 6.1, 6.2 and 6.3, and subject to Purchaser's ongoing right to update any of its reports, studies or investigations conducted with respect to any Property if, by the applicable Closing Date, such reports, studies or investigations will be more than sixty
(60) days old (provided that Purchaser may update such reports, studies and investigations for the sole purpose of confirming the satisfaction of the covenants, conditions, representations and warranties contained in this Agreement), Purchaser shall be deemed to have (a) conducted (or shall have waived its right to conduct), to its satisfaction, all Investigations, including, without limitation, those as to Hazardous Materials, (b) reviewed, examined, evaluated and verified, to its satisfaction, all of the Due Diligence Items (as hereinafter defined) and the results of the Investigations, including, without limitation, Purchaser's satisfaction as to the assignability of the Interests from Seattle - II to Purchaser and/or the Approved Assignee(s), as hereby contemplated, and (c) become familiar with the physical condition of all of the Properties.

         2.7 Except as otherwise herein provided, (i) any reports, repairs and/or alterations with respect to the Properties required by Purchaser, including, without limitation, the cost and expense thereof, shall be the sole responsibility of Purchaser, and (ii) Purchaser hereby agrees that there shall be no obligation on the part of Seller to make any reports, changes, alterations or repairs, cure any violations of applicable law or comply with the requirements of any insurer, with respect to any of the Properties.

         2.8 Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health department. With respect to the Improvements situate in the State of Florida, Purchaser acknowledges receipt of the energy efficiency disclosure brochure described in Section 553.996 of the

Florida Statutes. Purchaser acknowledges that Seller has advised Purchaser that Purchaser may have the energy efficiency of such Improvements determined during the Due Diligence Period.

                                    ARTICLE 3

                                TITLE AND SURVEY

         3.1 Seller agrees to furnish to Purchaser, at Purchaser's sole cost and expense, not later than five (5) business days prior to the expiration of the Due Diligence Period, a commitment (collectively, the "Commitments"), from Chicago Title Insurance Company, San Francisco, California (the "Title Company"), to issue to Purchaser at the Closing, with respect to each Property, an ALTA owner's title insurance Policy (collectively, the "Title Policies"), naming as the proposed insured thereunder the Purchaser or the Purchaser's designee, as well as Aero SeaTac, as to the portion of the Property to which Aero SeaTac holds leasehold title, as the case may be, for each of such policy, which Commitments shall be in the aggregate amount of the Purchase Price to be divided among such Title Policies, in accordance with the Property Allocations, and shall show, and obligate the Title Company to insure, good and marketable leasehold or fee simple title, as the case may be, to such Property in Purchaser, or its designee, as well as Aero SeaTac, as to the portion of the Property to which Aero SeaTac holds leasehold title, as the case may be, subject only to (A) general and special real estate taxes and assessments not yet due and payable, and (B) such other matters of record identified on the Commitments or an Updated Survey (as hereinafter defined) and not objected to by Purchaser pursuant to Paragraph 3.2 (or, if objected to by Purchaser, not subsequently accepted by Purchaser or removed, insured over or bonded over by Seller pursuant to Paragraph 3.2) (the "Permitted Exceptions").

         3.2 If any Commitment or any Updated Survey shall show any exceptions or matters not acceptable to Purchaser, Purchaser shall notify Seller thereof in writing prior to the expiration of the Due Diligence Period, whereupon Seller, on or before the earlier of (i) five (5) days prior to the Closing for the applicable Property, and (ii) thirty (30) days after receipt of such written notice (the "Cure Period"), may, but shall have no obligation to, remedy the defects of title shown thereon or to obtain at Seller's sole cost and expense title insurance issued by the Title Company insuring over and against such defects and provide evidence reasonably satisfactory to Purchaser thereof. If Seller shall fail to remedy such defects or obtain such title insurance within the Cure Period, Purchaser shall have the option, exercisable within five
(5) days after the expiration of the Cure Period, by written notice thereof to Seller, to (a) accept the status of title, subject to such title and/or survey defects, and proceed with this Agreement, (b) extend the Closing Date (as hereinafter defined) a reasonable period of time, but in no event more than thirty (30) additional days, to give Seller an opportunity to comply with the terms hereof (at which time the options contained in this Paragraph 3.2 (other than the option to extend) again shall be available to Purchaser) or (c) give written notice to Seller of Purchaser's election to terminate this Agreement and receive a refund of the Earnest Money allocated to the applicable Properties pursuant to the Earnest Money Allocations, whereupon no party shall have any further obligations to the other hereunder, except as otherwise herein provided. Notwithstanding anything to the contrary contained herein, Seller shall be obligated, at Seller's sole cost and expense, to either (x) remove any monetary liens affecting any Property from title to said Property (other than the Assumed Loans), (y) insure over such monetary lien by means of an endorsement to the Title Policy, in form approved by Purchaser, or (z) bond over such monetary lien.

         3.3 Purchaser, at its sole cost and expense, shall have the right, at its option, to cause the preparation of one or more (a) updates to the existing survey that shall have been delivered or made available to Purchaser in accordance with the provisions hereof or (b) new surveys (collectively, the "Updated Survey(s)"), with respect to the Land and the Improvements that comprise each Property, prepared by a surveyor licensed in the state in which such Land is situated.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         4.1 Purchaser's obligation to consummate the transactions contemplated hereby shall be subject to satisfaction of all of the following (collectively, "Purchaser's Conditions Precedent"):

         (a) On the applicable Closing Date, neither Seller nor Aero SeaTac shall be in material default in the performance of any material covenant or agreement to be performed by Seller hereunder or under any of the (i) Leases, (ii) New Leases (as defined below), if applicable, (iii) Service Contracts and/or
                  (iv) New Service Contracts (as defined below), if applicable, or in default under any of the documents and/or instruments evidencing and/or securing the Assumed Loans (collectively, the "Assumed Loan Documents") or any of the ground leases (the "Ground Leases") previously entered into, between various ground lessors (collectively, the "Ground Lessors"), and the Leasing Companies and Aero SeaTac (collectively, the "Ground Lessees"), as the case may be, as to the respective Properties leased by such Ground Lessees, upon the terms and conditions thereof, as the case may be.

         (b) All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the applicable Closing Date.

         (c) On the applicable Closing Date, there shall exist no pending action, suit or proceeding with respect to Seller and/or Aero SeaTac, before any court or administrative agency, which shall seek to restrain or prohibit, in whole or part, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby, other than any of the foregoing that shall exist between Purchaser and Seller with respect to this Agreement and/or the transactions contemplated hereby.

         (d) On or prior to the applicable Closing Date, Seller shall have delivered to Purchaser estoppel letters substantially in the form of Exhibit C attached hereto (as modified to address specific concerns arising as a result of Purchaser's review of the Leases) dated not more than forty five (45) days prior to the applicable Closing that shall have been executed by tenants under leases for space in the Improvements ("Tenants") that, as of such Closing, shall occupy, collectively, at least seventy-five percent (75%) of the total square footage of the Improvements on each Property being conveyed, directly or indirectly, at such Closing, and at least eighty percent (80%) of the aggregate square footage of all of the Improvements being conveyed, directly or indirectly, at such Closing (provided, that the 80% figure shall be used if there is only one Property being conveyed at a particular Closing), and shall include estoppels from all Tenants occupying as of such Closing Date twenty-five thousand (25,000) square feet or more of the square footage of the

                  Improvements on any single Property being conveyed, directly or indirectly, at such Closing (each such Tenant, a "Major Tenant"); provided, however, that, if Seller only shall have delivered to Purchaser such estoppel letters from Tenants under leases for space in the Improvements being conveyed, directly or indirectly, at such Closing, that, as of the Closing Date, shall encompass less than ninety percent (90%) of the aggregate square footage of all of the Improvements being conveyed, directly or indirectly, at such Closing, then Seller shall deliver to Purchaser an estoppel letter, which shall be substantially in the form of Exhibit F attached hereto, executed by Seller, with respect to Tenants selected by Purchaser occupying the square footage of the Improvements being conveyed, directly or indirectly, at such Closing, equal to the difference between ninety percent (90%) of the aggregate square footage of all of the Improvements being conveyed, directly or indirectly, at such Closing, and the square footage of the Improvements covered by the estoppel letters delivered to Purchaser by Seller and executed by Tenants with respect to the applicable Closing, pursuant to the provisions of this paragraph. If all of the estoppel letters required to have been delivered, pursuant to the provisions of this paragraph, shall not have been so delivered on a timely basis, either Purchaser or Seller shall have the right to extend the applicable Closing Date for up to ten (10) business days to provide additional time to obtain such estoppel letters, whereupon Seller shall use commercially reasonable efforts, at no cost or liability to Seller, to obtain such estoppel letters on or prior to the applicable Closing Date. With respect to any Seller executed estoppel delivered to Purchaser, Seller shall have the right to substitute therefor an estoppel executed by the applicable Tenant which satisfies the requirements for such tenant estoppel as provided above in this paragraph and in such event the applicable Seller executed estoppel shall be of no further force or effect.

         (e) Unless otherwise agreed to in writing by Purchaser, as of the date of the First Closing, Seller or the Companies, other than the Assumed Debt Companies, shall have defeased or repaid, in full, at Seller's expense, all of the loans previously made by various lenders to the Companies, other than the Assumed Debt Companies, as the case may be, which loans are more particularly described in the Side Letter Agreement (collectively, the "Other Loans").

         (f) On or before the expiration of the Due Diligence Period, Purchaser shall have obtained the written approval of the Investment Committee and Board of Directors of its general partner, AMB Property Corporation ("Purchaser's Approval") to enter into and consummate the transaction contemplated by this Agreement, pursuant to the terms and conditions set forth herein.

         (g) At the applicable Closing, the Title Company shall have irrevocably committed to issue to Purchaser the Title Policies for the Properties being conveyed, directly or indirectly, at such Closing, subject only to the Permitted Exceptions applicable to such Properties and containing such endorsements to such Title Policies as are requested by Purchaser and approved by the Title Company during the Due Diligence Period.

         (h) As of the applicable Closing Date, there shall have been no material adverse changes since the end of the Due Diligence Period in the physical condition of any of the Properties being conveyed, directly or indirectly, at such Closing, subject to ordinary wear and tear and the provisions of
                  Article 10.

         (i) With respect to any Closing occurring after the Second Closing (other than with respect to the Properties owned by New York and New York - II), as of the applicable Closing Date, there shall have been no material adverse changes in the tenant condition of any of the Properties being conveyed, directly or indirectly, at such Closing since the end of the Due Diligence Period. For purposes of this Subparagraph 4.1(i), "material adverse changes in the tenant condition" shall mean a material adverse change in the tenant condition of any Major Tenant as reasonably determined by Purchaser (e.g., the bankruptcy of a Major Tenant, a material adverse change in the financial condition of a Major Tenant as reasonably determined by Purchaser or the material default by a Major Tenant under its lease where such default is not cured within any applicable cure period). In the event that a material adverse change in the tenant condition of a Major Tenant occurs, Purchaser may elect not to purchase the affected Property, this Agreement shall terminate with respect to the affected Property, the Purchase Price shall be reduced by the amount of the Property Allocation applicable to such Property, the Earnest Money allocated to such Property pursuant to the Earnest Money Allocations shall be returned to Purchaser, and Purchaser and Seller shall thereafter have no further obligation or liability with respect to said Property, except as set forth herein. The parties agree that it shall not be a material adverse change in the tenant condition if a property tax assessment results in an increase in the taxes that may be payable by a tenant under its lease; provided, however, that this sentence shall not serve as a limitation or waiver of any other right or Condition Precedent expressly granted herein to Purchaser, including, without limitation, the Condition Precedent set forth in Paragraph 4.1(d) hereof.

         (j) On or before the First Closing, Headlands Realty Corporation, an affiliate of Purchaser ("Headlands") and IAC shall have formed AMB International Airport Centers, LLC, a Delaware limited liability company ("Newco"), which entity shall be duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in all jurisdictions in which it is required to do business.

         (k) On or before the expiration of the Due Diligence Period, Headlands and IAC shall have agreed on a limited liability company agreement for Newco in form satisfactory to the parties pursuant to which Headlands and IAC shall each own a 50% membership interest in Newco (the "Newco LLC Agreement"). On or before the First Closing, IAC shall have made its initial capital contributions thereto, all leases, service contracts and other agreements being assumed by Newco shall have been validly transferred (with all required consents received), all representations and warranties of IAC contained in the Newco LLC Agreement shall be true, correct and complete in all material respects, and IAC shall not otherwise be in default thereunder.

         (l) On or before the expiration of the Due Diligence Period, Purchaser, IAC and certain other related parties shall have agreed on a strategic alliance agreement in form satisfactory to the parties relating to the conduct of Newco and certain activities among the parties (the "Strategic Alliance Agreement"). On or before the First Closing, Purchaser, IAC and certain other related parties shall have entered into the Strategic Alliance Agreement and no party to such agreement other than Purchaser or Headlands shall be in default thereunder.

         (m) On or before the expiration of the Due Diligence Period, the "Senior Employees" of IAC and Perlmutter Investment Company, L.L.C., an Illinois limited liability company, as more particularly described in the Side Letter Agreement, and Purchaser shall have agreed on a form of non-competition agreement to be entered into between such Senior Employees and Newco in form satisfactory to Purchaser (the "Non-Competition Agreements"). On or before the expiration of the Due Diligence Period, Seller and Purchaser shall have agreed on a form of personal services agreement with respect to IAC's retention of employees during the period between the First Closing and December 31, 2003 and the utilization of such employees for Newco's business (the "Services Agreement"). On or before the First Closing, the Senior Employees shall have entered the Non-Competition Agreements with Newco. On or before the First Closing, IAC and Newco shall have entered into the Services Agreement.

         (n) As of the applicable Closing, each Lender shall have delivered to Purchaser a written consent of such Lender, as applicable, to the relevant transactions contemplated hereby, including, without limitation, the (i) assumption by Purchaser and/or an Approved Assignee of all of the Loan Guarantees and the Assumed Loans, as the case may be, from and after the Closing Date (which consent shall include provisions that will permit the new borrower under the Assumed Loan (or the parent of the new borrower if such new borrower is a single asset entity) to convert from a limited liability company to a limited partnership and/or to make transfers of interests in such entity (or in any entity holding an interest in such entity) as long as AMB Property, L.P., a Delaware limited partnership (or, if applicable, the City and County of San Francisco Employees Retirement System) owns, directly or indirectly, at least a twenty percent (20%) interest in the new borrower (or such parent) and directly or indirectly manages or controls the new borrower), (ii) release of all of the Loan Guarantors from all of the Loan Guarantees from and after the Closing Date, and (iii) in the case of the Assumed Loan evidenced and secured by the Property to which Aero SeaTac holds leasehold title, replacement of Seller by Purchaser as the Manager of Aero SeaTac, which shall include an estoppel from each such Lender and shall be in form and of substance reasonably satisfactory to Purchaser and Seller (provided, if the form of such estoppel is contained in the applicable loan documents, the parties shall accept such form from the applicable Lender as is so provided in such documents; provided, however that the foregoing proviso shall not affect, limit or negate Purchaser's requirement that the applicable Lender Consents contain the acknowledgements and requirements provided in clause (i) of this Subparagraph (n))(collectively, the "Lender Consents").

         (o) As of the applicable Closing, each of the Ground Lessors shall have delivered to Seller and Purchaser in form satisfactory to Purchaser and Seller, a written consent of such Ground Lessor (the "Ground Lessor Consents"), as applicable, to the relevant transactions contemplated hereby, including, without limitation, (i) the assignment to and assumption by Purchaser and/or an Approved Assignee of all of Seller's rights, liabilities and obligations arising from and after the applicable Closing under the Ground Leases, including all liabilities and obligations of all guarantors and affiliates of the Ground Lessees (the "Ground Lease Guarantees"), including, without limitation, Seller (collectively, the "Ground Lease Guarantors"), if any, under each of the Ground Leases (which consent shall include provisions that will permit the new ground lessee under the Ground Lease (or the parent of the new ground lessee if such new ground lessee is a single asset entity) to convert from a limited liability company to a limited partnership and/or to make transfers of interests in such entity (or in any entity holding an interest in such entity) as long as AMB Property L.P., a Delaware limited partnership (or, if applicable, the City and County of San Francisco Employees Retirement System) owns, directly or indirectly, at least a twenty percent (20%) interest in the new ground lessee (or such parent) and directly or indirectly manages or controls the new ground lessee), (ii) the release of all of the Ground Lease Guarantors from all of the Ground Lease Guarantees for the period occurring from and after the applicable Closing, and (iii) with respect to the New York Properties (as herein defined), an acknowledgement that the Purchaser and/or Approved Assignee under the applicable Ground Leases shall be afforded all of the benefits that otherwise would have been available to the existing lessees under such Ground Leases with respect to the tax abatements under the PILOT provisions contained therein. The Ground Lessor Consents shall also include an estoppel from each such Ground Lessor, all of which shall be in form and of substance reasonably satisfactory to Seller and Purchaser (provided, if the form of such estoppel is contained in the applicable Ground Lease, the parties shall accept such form from the applicable Ground Lessor as is so provided in such documents; provided, however that the foregoing proviso shall not affect, limit or negate Purchaser's requirement that the applicable Ground Lessor Consents contain the acknowledgements and requirements provided in clauses (i) and (iii) of this Subparagraph (o)).

         (p) On or before the applicable Closing, Purchaser shall have received an estoppel from Seven Star SeaTac L.L.C. ("Seven Star") in form reasonably acceptable to Purchaser, and an acknowledgement or consent executed by Seven Star consenting to the substitution of Purchaser as the Manager of Aero SeaTac, the substitution of Purchaser as the Tax Matters Member of Aero SeaTac, and such other matters as are reasonably requested by Purchaser (the "Aero SeaTac Estoppel and Consent").

         (q) On or before the First Closing, Seller shall deliver to Purchaser (i) a certified copy of the operating agreement (and all amendments thereto) (the "ID Operating Agreement") for IAC Developers L.L.C., a Delaware limited liability company ("IAC Dev"), and one of the direct members of IAC, and a certified copy of a fully executed amendment to the ID Operating Agreement (the "Amendment"), which Amendment shall provide that, notwithstanding anything to the contrary contained in the Amendment, or elsewhere, in the event that any member of IAC Dev shall fail to sign the Amendment, the Manager of IAC Dev shall withhold all amounts otherwise distributable to such member from the sale of the Properties and apply such amounts solely to the satisfaction of such member's pro rata share of the obligations described in Paragraph 12.9 hereof; provided, however, that, upon the earlier of (A) the expiration of the statute of limitations applicable to claims by Purchaser, pursuant to Paragraph 12.9 hereof, or (B) the signature, by such member, who shall have failed to sign the Amendment, of a separate written agreement, pursuant to which such member shall agree to remain responsible to return a portion and up to all of the distributions such member received on account of the distributions by IAC to IAC Dev from the sale of the Properties to meet such member's pro rata share of the obligations described in Paragraph 12.9 hereof, the Manager of IAC Dev shall distribute to such member the remaining portion of such withheld amounts, if any, relating to such member,
                  (ii) an indemnity, in form reasonably acceptable to Purchaser, from Norman Perlmutter ("Perlmutter"), pursuant to which Perlmutter shall agree that, in the event and solely to the extent that (1) a member of IAC Dev that shall have failed to sign the Amendment shall fail to pay any portion of such member's pro rata portion of the obligations described in Paragraph 12.9 hereof and (2) any such amounts otherwise shall not have been paid to Purchaser on behalf of such member, then Perlmutter shall agree to indemnify, defend and hold harmless Purchaser for such portion of such member's pro rata portion of the obligations described in Paragraph 12.9 hereof, and
                  (iii) a fully executed resolution by the direct members of IAC in the form of Exhibit W attached hereto (the "Resolution").

         (r) On or before the Closing with respect to New York - III, New York - IV and HICTC, as the case may be, (A) Seller shall have provided Purchaser with evidence reasonably satisfactory to Purchaser that the applicable Improvements (it being understood that with respect to New York - III and New York - IV Improvements shall not include tenant improvements) (i) have been substantially completed in accordance with Approved Plans (as herein defined) except for so called "punchlist items," i.e., minor details of construction, decoration or mechanical adjustments which do not materially interfere with a tenant's occupancy of the applicable premises (provided that such punchlist items shall be diligently completed by Seller), as evidenced by a certificate from the project architect in form and content reasonably satisfactory to Purchaser, (ii) have been accepted by any tenant under a Qualified Lease (as provided in the definition of "Qualified Lease" provided herein), (iii) have received all permits (provided that Seller need not have obtained minor permits which are not necessary for the use or occupancy of the applicable Property as long as the failure to obtain any such minor permits will not expose Purchaser to any fines, penalties or damages, whatsoever, and Seller shall remain responsible for obtaining such minor permits at its sole cost and expense, which obligation shall survive the applicable Closing), licenses and approvals from governmental entities having jurisdiction over the property, including, without limitation, a final unconditional Certificate of Occupancy, or its equivalent ("Final CO") for the Improvements (which shall not include the tenant improvements with respect to the New York - III and New York - IV Improvements), permitting occupancy of the Improvements (which shall not include the tenant improvements with respect to the New York - III and New York - IV Improvements) by its tenant(s); provided that Seller may provide Purchaser with a temporary Certificate of Occupancy ("TCO") if customary in the applicable jurisdiction so long as (x) such TCO permits occupancy of the Improvements (which shall not include the tenant improvements with respect to the New York - III and New York - IV Improvements) by its tenant(s) and (y) Seller shall continue to use its commercially reasonable efforts to obtain a Final CO at Seller's sole cost and expense, and (B) Seller shall have provided to Purchaser evidence reasonably satisfactory to Purchaser that all utilities serving such Property are located in a public right of way abutting such Property and are connected to such Property without passing over other property or, are within an easement which is appurtenant to such property and insured by the Title Policy, and are sufficient to satisfy the requirements of the Property for its intended purpose.

         (s) On or before the expiration of the Due Diligence Period, Purchaser and Seller shall have agreed upon (i) the manner in which Newco shall be compensated by Purchaser with respect to the Properties acquired by Purchaser hereunder, (ii) the manner in which Newco shall be compensated by Seller with respect to all Second, Third and Fourth Closing Properties until such time as such Properties are acquired by Purchaser hereunder, (iii) the extent to which Newco shall enter into leases with Purchaser with respect to space in the Properties utilized by Newco after the applicable Closing, and (iv) the form of property management agreement to be entered into between Purchaser and Newco.

         (t) On or before the applicable Closing, Seller shall have delivered to Purchaser a written waiver in form reasonably satisfactory to Purchaser of (i) Panalpina's (as herein defined) purchase option contained in the Houston Lease (as herein defined) (provided that such waiver shall not be necessary if the Title Company affirmatively insures that such purchase option does not apply to Purchaser's purchase of the Property owned by HICTC) and (ii) Massport's purchase option under the Ground Lease for the Property leased by Boston.

         (u) On or before the Third Closing, the New York City Economic Development Corporation ("EDC") shall have delivered to Seller and Purchaser in form satisfactory to Purchaser and Seller (i) a written consent of EDC (the "EDC Consent") to the relevant transactions contemplated hereby, including, without limitation, the assignment to and assumption by Purchaser and/or an Approved Assignee of all of Seller's rights, liabilities and obligations arising from and after the Third Closing under the applicable Ground Leases (which consent shall include provisions that will permit the new ground lessee under the Ground Lease (or the parent of the new ground lessee if such new ground lessee is a single asset entity) to convert from a limited liability company to a limited partnership and/or to make transfers of interests in such entity (or in any entity holding an interest in such entity) as long as AMB Property L.P., a Delaware limited partnership, owns, directly or indirectly, at least a twenty percent (20%) interest in the new ground lessee (or such parent) and directly or indirectly manages or controls the new ground lessee), and (ii) a document in recordable form to be recorded on or before the Third Closing confirming that Seller has complied with those provisions of the Indenture dated May 31, 2001 between EDC and New York (the "EDC Deed") which the EDC Deed references in connection with the delivery of a recordable document confirming compliance with certain provisions of the EDC Deed.

         (v) On or before the First Closing, Seller shall have delivered to Purchaser an opinion in form reasonably acceptable to Purchaser from Stadtmauer, Bailkin LLP ("SB") with respect to the PILOT and ICIP tax abatements (the "Tax Opinion"), and on or before the Third Closing, Seller shall have delivered to Purchaser an update of the Tax Opinion to the date of the Third Closing in form reasonably acceptable to Purchaser from SB.

         (w) On or before the applicable Closing, Seller shall have delivered to Purchaser in form satisfactory to Purchaser each of the estoppels described on Exhibit V attached hereto (or caused the Title Company to provide affirmative title insurance with respect to the matters to be addressed in a particular estoppel, which affirmative title insurance is reasonably acceptable to Purchaser and paid for by Seller, in which event Seller shall continue to use diligent commercially reasonable efforts to obtain such missing estoppels after the applicable Closing, which obligation shall survive the applicable Closing).

         The Conditions Precedent contained in Subparagraphs 4.1(a) through (w) are intended solely for the benefit of Purchaser. Subject to the provisions of Subparagraph 4.1(i), Articles 7 and 10 below and the last sentence of this paragraph, if any of the Purchaser's Conditions Precedent is not satisfied on a timely basis, Purchaser shall have the right in its sole discretion either to waive in writing the Purchaser's Condition Precedent and proceed with the purchase or terminate this Agreement. If, by the end of the Due Diligence Period, Purchaser shall not have approved (or be deemed to have approved) or waived in writing all of the Purchaser's Conditions Precedent which are to be satisfied by the end of the Due

Diligence Period, then this Agreement shall automatically terminate, the Earnest Money shall be returned to Purchaser, and thereafter neither Seller nor Buyer shall have any further obligations hereunder, except as otherwise herein provided; provided, however, that, notwithstanding anything contained herein to the contrary, if Purchaser shall have delivered (or be deemed to have delivered) the Approval Notice to Seller, then Purchaser shall be deemed to have approved or waived all of Purchaser's Conditions Precedent that are required to have been satisfied by the end of the Due Diligence Period. Furthermore, at any time after the First Closing, in the event any of Purchaser's Conditions Precedent are not satisfied on a timely basis with respect to a particular Property, Purchaser may elect either to waive in writing the Purchaser's Condition Precedent and proceed with the purchase or not to purchase the affected Property only, in which event this Agreement shall terminate with respect to the affected Property only, the Purchase Price shall be reduced by the amount of the Property Allocation applicable to such Property, the Earnest Money allocated to such Property pursuant to the Earnest Money Allocations shall be returned to Purchaser, and Purchaser and Seller shall thereafter have no further obligation or liability with respect to said affected Property, except as set forth herein; provided, further, that if the First Closing has occurred and as of a subsequent outside Closing Date any of Purchaser's Conditions Precedent have not been satisfied as to a particular Property, then notwithstanding anything to the contrary contained herein, Purchaser or Seller shall have the right to a reasonable extension of the Closing Date for such Property (not to exceed ninety (90) days) in order to provide additional time for such Conditions Precedent to be satisfied.

         4.2 In addition to the satisfaction by Purchaser of the remaining obligations of Purchaser herein provided, Seller's obligation to consummate the transactions contemplated hereby shall be subject to satisfaction of the following (collectively, "Seller's Conditions Precedent")::

         (a) On the applicable Closing Date, Purchaser shall not be in material default in the performance of any covenant or agreement to be performed by Purchaser under this Agreement.

         (b) All representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the applicable Closing Date.

         (c) On the applicable Closing Date, there shall exist no pending action, suit or proceeding with respect to Purchaser, before any court or administrative agency, which shall seek to restrain or prohibit, in whole or part, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby, other than any of the foregoing that shall exist between Purchaser and Seller with respect to this Agreement and/or the transactions contemplated hereby.

         (d) As of the Second Closing Date, each Lender shall have delivered to Seller the Lender Consent.

         (e) As of the Second Closing Date, each of the Ground Lessors shall have delivered to Seller the Ground Lessor Consent.

         (f) On or before the expiration of the Due Diligence Period, Headlands and IAC shall have formed Newco, which entity shall be duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in all jurisdictions in which it is required to do business.

         (g) On or before the expiration of the Due Diligence Period, Headlands and IAC shall have agreed on the Newco LLC Agreement. On or before the First Closing, Headlands shall have made its initial capital contributions thereto, all representations and warranties of Headlands contained in the Newco LLC Agreement shall be true, correct and complete in all material respects, and Headlands shall not otherwise be in default thereunder.

         (h) On or before the expiration of the Due Diligence Period, Purchaser, IAC and certain other related parties shall have agreed on the Strategic Alliance Agreement. On or before the First Closing, Purchaser, IAC and certain other related parties shall have entered into the Strategic Alliance Agreement and no party to such agreement other than IAC shall be in default thereunder.

         (i) On or before the expiration of the Due Diligence Period, Purchaser and Seller shall have agreed upon (i) the manner in which Newco shall be compensated by Purchaser with respect to the Properties acquired by Purchaser hereunder, (ii) the manner in which Newco shall be compensated by Seller with respect to all Second, Third and Fourth Closing Properties until such time as such Properties are acquired by Purchaser hereunder, (iii) the extent to which Newco shall enter into leases with Purchaser with respect to space in the Properties utilized by Newco after the applicable Closing, and (iv) the form of property management agreement to be entered into between Purchaser and Newco.

The Seller's Conditions Precedent contained in Subparagraphs 4.2(a) through (i) are intended solely for the benefit of Seller. Subject to the provisions of
Article 7, if any of the Seller's Conditions Precedent is not satisfied, Seller shall have the right, in its sole discretion, either to waive in writing such Seller's Conditions Precedent and proceed with the sale or terminate this Agreement (provided, that Seller shall not have the right to terminate this Agreement as a result of the failure of the conditions contained in Subparagraphs 4.2(d) and/or 4.2(e) if Purchaser shall have elected to terminate this Agreement as to only the affected Property or Properties as provided in the Agreement), whereupon the Earnest Money allocated to such Property pursuant to the Earnest Money Allocations shall be returned to Purchaser, and thereafter neither Seller nor Buyer shall have any further obligations hereunder, except as otherwise herein provided.

                                    ARTICLE 5

                                     CLOSING

         5.1 Provided that all conditions precedent to a particular Closing set forth in this Agreement shall have been satisfied, or waived, the applicable Closing shall take place at the main office of the Title Company in the San Francisco metropolitan area, whereupon Purchaser agrees to deliver the portion of the Cash required to be paid on the applicable Closing Date to the Title Company no later than 5:00 p.m. (San Francisco, California time) on the last business day prior to the applicable Closing Date (provided, that such Cash portion for the First Closing shall be delivered no later than noon (San Francisco, California time) on the last business day prior to the Closing Date for the First Closing), and directing the Title Company to deposit the same in Seller's designated account by 12:00 noon (San Francisco, California time) on the applicable Closing Date; provided, however, that, if any of the Lender Consents or the Ground Lessor Consents shall not have been executed and delivered by the relevant Lender or Ground Lessor, as the case may be, or any of the other Conditions Precedent have not been satisfied or waived as of the applicable Closing, then the applicable Closing, for only such Property(ies) with respect to which such Lender Consent and/or Ground Lessor Consent, as the case may be, shall not have been executed and delivered, or such other Conditions Precedent shall not have been satisfied or waived, shall be postponed, until five (5) business days after such Lender Consent and/or Ground Lessor Consent to Purchaser, as the case may be, shall have been so executed and delivered, or such other Conditions Precedent shall have been satisfied or waived, but in no event shall the applicable Closing occur later than ninety (90) days after the original Closing Date therefor. Except as otherwise expressly provided in this Agreement, as used herein, the term "Closing" shall mean either the First Closing, the Second Closing, the Third Closing, the Fourth Closing or the consummation of any of the sales contemplated herein at another Closing, as applicable, and the term "Closing Date" shall mean the date of either the First Closing, the Second Closing, the Third Closing, the Fourth Closing or such other date upon which a Closing actually occurs, as applicable. Purchaser and Seller and their respective employees, agents, attorneys and consultants, shall reasonably cooperate with each other to facilitate the consummation of the transactions contemplated hereby on or before the applicable Closing Date.

         5.2 Each Closing, as well as the disbursement of funds in connection with the transactions contemplated hereby, shall take place simultaneously through the Title Company by means of a so-called "New York style closing". For purposes of this Agreement, a "New York style closing" shall be a closing with the concurrent delivery of the documents and instruments contemplated hereby and payment of the Purchase Price.

                                    ARTICLE 6

                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

         6.1 Seller hereby represents and warrants to and covenants with Purchaser as follows (such representations and warranties being herein referred to as the "Property Representations"):

         (a) The rent roll (the "Rent Roll") as set forth in the Side Letter Agreement is a complete list of all leases, subleases, licenses and other agreements to use, occupy and/or improve any part of the Properties, in which any Company or Aero SeaTac has any right, title and/or interest as landlord, as of the Effective Date (collectively, the "Leases"), and there are no other agreements in favor of any person to use, occupy and/or improve any part of the Properties, which would have a materially adverse effect on any Seller, Aero SeaTac or any Property, as the case may be; provided, however that any lease shown on the Rent Roll as being a lease "propect" or "vacant" is to be considered vacant space. Except as otherwise stated on the Rent Roll, and except for such matters as would not have a materially adverse affect on any Seller, Aero SeaTac or any Property, as the case may be, all rental and other payments due under the Leases as of the date thereof have been paid in full, no rents or other payments have been collected more than one (1) month in advance and no rents or other deposits are held by any Seller or Aero SeaTac, except prepaid rent for the current month and security deposits described thereon. To the best knowledge of Seller, as of the date of the Rent Roll, the Tenants under the Leases were not in default thereunder and each Company, as well as Aero SeaTac, that constitutes the landlord thereunder, materially has complied with its respective obligations under the Leases, except as would not have a materially adverse effect on any Seller, Aero SeaTac or any Property, as the case may be.

         (b) All service and maintenance contracts, and equipment leases, in effect as of the Effective Date, for purposes of operating the Properties, and with respect to which a Company or Aero SeaTac is a party (but excluding any management and leasing agreements), are listed in the Side Letter Agreement (collectively, the "Service Contracts"), and neither any Company or Aero SeaTac, nor, to the best knowledge of Seller, any other party thereto, is in default thereunder, beyond all applicable notice and/or cure periods, which would have a materially adverse effect on any Seller, Aero SeaTac or any Property, as the case may be.

         (c) All material items of Personal Property owned by any Seller or Aero SeaTac that are used for purposes of operating the Properties, as of the Effective Date, are set forth in the Side Letter Agreement.

         (d) To the best knowledge of Seller, except as disclosed in any of the items, documents and/or materials delivered or made available to Purchaser by Seller pursuant to this Agreement, including, without limitation, Paragraph 2.1 hereof (collectively, the "Due Diligence Items"), other than (i) the Leases, (ii) the New Leases, if applicable, (iii) the Assumed Loan Documents, (iv) the Ground Leases, (v) the Service Contracts, (vi) the New Service Contracts, if applicable, and
                  (vii) the operating agreements, certificates of formation, articles of organization, articles of incorporation, by-laws, certificates, if any, representing the Interests, and other organizational documents in effect with respect to the Companies and Aero SeaTac, no Company or Aero SeaTac is a party to any material contract or other agreement, which shall not be terminated as of the Closing. All Service Contracts, and New Service Contracts, if applicable, which can be terminated on thirty (30) day notice without penalty or termination fee shall be assigned to Purchaser at Closing and all other Service Contracts and New Service Contracts and any management and leasing agreements shall be terminated by Seller as of the applicable Closing at Seller's expense.

         (e) To the best knowledge of Seller, neither Seller nor Aero SeaTac has received any written notice of any (i) reduction or curtailment of any utility service supplied to the Properties,
                  (ii) violation of any ordinance, statute, or regulation affecting the Properties, (iii) cancellation or suspension of any Certificate of Occupancy for any portion of the Properties or (iv) assessments for real estate tax purposes affecting the Properties, which in any case would have a materially adverse effect on any Seller, Aero SeaTac or any Property, as the case may be.

         (f) Except as provided in the Leases, the Ground Leases and the operating agreement for Aero SeaTac, neither any Seller nor Aero SeaTac is subject to a right of first refusal, redemption right, option to purchase, or management or leasing contract in favor of any party, as to the Properties, other than the property management agreements that presently exist in favor of

                  Seller, all of which shall be terminated as of the Closing
                  Date.

         (g) Except as disclosed in the Due Diligence Items, there are no actions, suits, litigation or proceedings pending, or, to the best knowledge of Seller, threatened, against or relating to Seller, Aero SeaTac or any Property in any court or before any administrative agency, which, if ruled against Seller or Aero SeaTac, as the case may be, would have a materially adverse effect on any Seller, Aero SeaTac or any Property, as the case may be, or the ability of Seller to perform its obligations under this Agreement.

         (h) To the best knowledge of Seller, all items required, as of the Effective Date, to have been filed, pursuant to any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or any determination or award of any arbitrator, have been so filed in accordance therewith (where the failure to so file would have a material adverse effect on any Seller, Aero SeaTac or any Property, as the case may be, or the ability of Seller to perform its obligations under this Agreement).

         (i) All of the representations and warranties of Seller appearing in this Paragraph 6.1 are true and correct in all material respects as of the Effective Date.

         (j) To the best knowledge of Seller, neither Seller nor Aero SeaTac is in default, beyond the expiration of any applicable notice and/or cure period, in the performance of any covenant or agreement to be performed hereunder or under any Assumed Loan Document, Ground Lease, Ground Lease Guarantee or the EDC Deed, as the case may be, except any default as would not have a materially adverse effect on any Seller, Aero SeaTac or on any Property, as the case may be, and neither Seller nor Aero SeaTac has received written notice of such default. Seller has delivered to Purchaser true, correct and complete copies of all of the Assumed Loan Documents, Ground Leases, Ground Lease Guarantees and Leases.

         (k) Except as disclosed in the Due Diligence Items, to the best knowledge of Seller, (i) there are no material physical or mechanical defects of any of the Properties, including, without limitation, the structural and load bearing components of any of the Properties, the roof(s), the parking lot(s), the plumbing, heating, air conditioning and electrical and life safety systems, and (ii) all such items are in good operating condition and repair and in compliance with all Laws (as herein defined), including, without limitation, applicable building codes, environmental, zoning and land use laws, except where such non-compliance would not have a material adverse effect on the applicable Property.

         (l) To the best knowledge of Seller, the use and operation of all of the Properties are in material compliance with all Laws. Seller shall not commit (and Seller shall not permit Aero SeaTac to commit) or permit to occur, any action which will result in such a violation between the date hereof and the applicable Closing.

         (m) To the best knowledge of Seller, all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by Law or by the normal use and operation of the Properties are and at the time of Closing will be installed to the property lines of the Land, are duly connected and are adequate to service the Properties for their respective current uses and to permit material compliance with all Laws, except where such non-compliance would not have a material adverse effect on the applicable Property.

         (n) To the best knowledge of Seller, Seller or Aero SeaTac have obtained all licenses, permits, variances, approvals, authorizations, easements and rights of way, including proof of dedication (collectively, "Licenses"), required from all governmental authorities having jurisdiction over the Properties or from private parties for the intended use, operation and occupancy of the Properties and to insure vehicular and pedestrian ingress to and egress from the Properties, except where the failure to obtain any such Licenses would not have a material adverse effect on the Property.

         (o) To the best knowledge of Seller, except as disclosed in the Due Diligence Items, none of the Properties is in material violation of any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material ("Environmental Laws"). From and after the date on which any Seller or Aero SeaTac, as the case may be, took title to any of the Properties, (i) neither Seller nor Aero SeaTac, and to the best knowledge of Seller, any third party, except as disclosed in the Due Diligence Items, has (A) used, manufactured, generated, treated, stored, disposed of, or released any Hazardous Material in, at, on, under or about any of the Properties in material violation of any Environmental Law, (B) or transported any Hazardous Material over any of the Properties in material violation of any Environmental Law. Neither Seller nor Aero SeaTac, nor to the best knowledge of Seller any third party has installed, used or removed any storage tank on or from, as the case may be, in connection with any of the Properties, except in material compliance with all Environmental Laws. To the best knowledge of Seller, except as disclosed in the Due Diligence Items, (1) there are no storage tanks or wells (whether existing or abandoned) located in, at, on, under or about any of the Properties and
                  (2) no storage tank has been installed on, used on or removed from or used in connection with any of the Properties in material violation of any Environmental Laws. To the best knowledge of Seller, except as disclosed in the Due Diligence Items, the Properties do not consist of any building materials that contain Hazardous Material. For the purposes hereof, "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Sections 9601 et seq. and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., or any regulation, order, rule or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C.Sections 3011 et seq.

         (p) Except as otherwise provided with respect to the Holdback/Adjustment Properties, as of the applicable Closing, the Companies and Aero SeaTac shall have substantially completed all construction and punch-list items with respect to the initial development and construction of the applicable Improvements (except for any tenant improvement work which is in process at the time of the applicable Closing and for which Seller is responsible for completing and except for the work described in the Side Letter Agreement as work that Seller shall not be responsible for completing by a Closing or thereafter (the "Seller Non-Completion Work")).

         (q) To the best knowledge of Seller, (i) except as disclosed in the Due Diligence Items, no Tenant has indicated to any Seller or Aero SeaTac either orally or in writing its intent to terminate its Lease prior to expiration of the term of such Lease, and (ii) no Ground Lessor has indicated to any Seller or Aero SeaTac either orally or in writing its intent to terminate its Ground Lease prior to expiration of the term of such Ground Lease.

         (r) Except as disclosed in the Due Diligence Items, there are no petitions, whether voluntary, or otherwise, pending, on behalf of, or against, or, to the best knowledge of Seller, threatened against, Seller or any of the Tenants under the bankruptcy laws of the United States or under any insolvency, bankruptcy or receivership laws of any state or other jurisdiction.

         (s) No brokerage or similar fee is due and unpaid by Seller or Aero SeaTac with respect to the Leases. No brokerage or similar fee shall be due or payable from and after the Closing with respect to the Leases, including, without limitation, on account of the exercise of any renewal, extension or expansion options arising under the Leases, except as otherwise set forth on the commission schedule attached to the Side Letter Agreement.

         6.2 Entity/PILOT/ICIP Representations. Seller hereby represents and warrants to Purchaser as follows (such representations and warranties being herein referred to as the "Entity/PILOT/ICIP Representations"):

         (a) Each Seller and Aero SeaTac is a limited liability company, duly organized and validly existing and in good standing, under the laws of the State of Delaware, and each Seller (other than Seattle - II) has good, valid and marketable title to the Properties, free and clear of all encumbrances.

         (b) Seattle - II is the direct owner of fifty percent (50%) membership interest in Aero SeaTac, and, to the best knowledge of Seller, Seven Star is the sole owner of the remaining fifty percent (50%) membership interest in Aero SeaTac.

         (c) No Seller or Aero SeaTac is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         (d) Aero SeaTac is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing in the State of Washington.

         (e) Aero SeaTac has the authority to own, operate and lease its assets, and to carry on its business as the same currently is being conducted.

         (f) At the applicable Closing, Seattle - II shall own the Interests free and clear of all liens, charges, encumbrances, claims, rights of others, mortgages, pledges or security interests;

                  and the Interests are not subject to any agreements or understandings among any persons with respect to the voting or transfer thereof, other than the operating agreement of Aero SeaTac. As of the applicable Closing, Seattle - II shall have the full legal right to sell, assign, and transfer the Interests and, upon delivery of the Assignment from Seattle - II will have title to one hundred percent (100%) of Seattle - II's Interests, free and clear of any liens, charges, encumbrances, pledges, security interests, taxes, or known rights of others.

         (g) Seller has the full, power and authority to execute this Agreement and to consummate the transactions contemplated hereby in accordance with the terms and conditions hereof, and, upon the execution hereof, this Agreement shall be binding upon Seller and enforceable in accordance with its terms. To the best knowledge of Seller, none of the execution, delivery and/or performance of this Agreement (or of any document or instrument to be executed or delivered pursuant to the terms hereof) will result in the violation of any contractual obligation of Seller to any third party, or conflict with, constitute an event of default under, or result in a breach or violation of, any such document or instrument, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or any determination or award of any arbitrator, which would have a materially adverse effect on any Seller, Aero SeaTac or any Property, as the case may be, other than the Assumed Loan Documents, the documents evidencing and/or securing the Other Loans (the "Other Loan Documents") and the Ground Leases.

         (h) The Side Letter Agreement contains (i) a copy of the audited nonconsolidated financial statements for Aero SeaTac for the 2002 calendar year and (ii) for the first two quarters of 2003 a true and correct copy of an unaudited internally prepared income statement, balance sheet and cash flow statement of Aero SeaTac (collectively the "Financial Statements").

         (i) Aero SeaTac does not own, control or hold with the power to vote, directly or indirectly, any shares or capital stock or beneficial interest in any corporation, partnership, limited liability company, association, joint venture or other entity.

         (j) As of the applicable Closing Date, Aero SeaTac will not have any liabilities (whether accrued, fixed, absolute, conditional or determined) which Purchaser would not have assumed under this Agreement had Purchaser acquired the Seattle - II Property (as defined below) in fee simple rather than by means of acquiring the Interests, except for the liabilities (i) referred to as the "Lease and Contract Liabilities" (as hereinafter defined), and/or (ii) under the Assumed Loans, the Assumed Loan Documents, the Ground Leases or the Organizational Documents (as herein defined), and/or (iii) incurred in the ordinary course of business after the Due Diligence Period and disclosed to Purchaser in writing promptly after incurring such liability but no later than the applicable Closing (and, if such liability, when combined with all other such liabilities, exceeds $10,000, Purchaser's consent shall be required prior to Aero SeaTac incurring such liability). For purposes of this Agreement, the term "Lease and Contract Liabilities" shall mean the liabilities and obligations of Aero SeaTac under the Leases and the New Leases, if applicable, and Service Contracts and New Service Contracts, if applicable, which are not required to be terminated as of Closing with respect to the Seattle II Property, but only to the extent such liabilities and obligations are required to be performed and satisfied after the applicable Closing Date (except for those liabilities and obligations to be performed prior to the Closing Date for which Purchaser receives a credit from Seller at the applicable Closing)(collectively, "Lease and Contract Liabilities").

         (k) Except as disclosed in the Due Diligence Items, there are no petitions, whether voluntary, or otherwise, pending, on behalf of, or against, or, to the best knowledge of Seller, threatened against, Aero SeaTac under the bankruptcy laws of the United States or under any insolvency, bankruptcy or receivership laws of any state or other jurisdiction.

         (l) There are no employees of Seller, Aero SeaTac and/or the Properties, or employment contracts or other employment obligations, to which the Purchaser and/or the Properties, or any subsequent owner(s) thereof, shall be obligated.

         (m) Aero SeaTac has never had an interest in any real property other than its interest in that certain leasehold interest in real property located at 2427 S. 161st Street , Seattle, WA, and ground leased from the Port of Seattle (the "Seattle - II Property").

         (n) Aero SeaTac, directly or indirectly, has never (a) operated or managed a lodging facility or health care facility or (b) provided to any Person rights to any brand name under which any lodging facility or health care facility is operated. For purposes hereof, "Person" shall mean an individual, trust, corporation, partnership, limited liability company and any other type of entity.

         (o) Aero SeaTac has no safe deposit boxes which will be transferred to the Purchaser with the Interests.

         (p) Aero SeaTac has timely filed or caused to be timely filed all federal, state and local tax returns and informational filings for taxes, and all such tax returns and informational filings are, in all material respects, proper, complete and accurate. Copies of all available tax returns and informational filings of Aero SeaTac existing as of the date hereof have been provided or made available to Purchaser and any subsequent tax returns and informational filings prepared or made prior to the applicable Closing Date shall be delivered to Purchaser as they become available. Aero SeaTac has withheld and/or paid all taxes which have become due pursuant to Aero SeaTac's tax returns and all other taxes, assessments and other governmental charges which have become due and are imposed by law upon Aero SeaTac or any of its property. Except as otherwise set forth in any of the Title Reports, neither Aero SeaTac nor Seller has received any written notice of deficiency or assessment with respect to Aero SeaTac and the Seattle - II Property from any taxing authorities. There is no litigation, governmental or other proceeding (formal or informal) or investigation pending or, to the Seller's knowledge, threatened with respect to any such federal, state or local income or other taxes, tax returns or informational filings of Aero SeaTac.

         (q) The Side Letter Agreement sets forth the list of all insurance policies of Aero SeaTac by which Aero SeaTac and the Seattle - II Property is now covered or, to the best knowledge of Seller has ever been covered. Copies of certificates of insurance for all currently effective policies have already been provided or made available to the Purchaser. To the best knowledge of Seller, Aero SeaTac has not received any written notice from any insurance carrier of its present intent to discontinue any insurance coverage presently in effect.

         (r) Except as may be expressly provided in Aero SeaTac's operating agreement, there are no (A) existing liabilities that require Aero SeaTac to indemnify its members for acts or omissions by such persons acting on behalf of Aero SeaTac, or (B) existing agreements to provide indemnification for such liabilities.

         (s) Exhibit U attached hereto sets forth a list of Aero SeaTac's operating agreements, certificates of formation, articles of organization, certificates, if any, representing the Interests, and other organizational documents in effect with respect to Aero SeaTac (collectively, the "Organizational Documents"), and there have been no amendments or modifications to such Organizational Documents except as shown on Exhibit U. Seller has delivered to Purchaser true, correct and complete copies of all of the Organizational Documents. To the best knowledge of Seller, except as disclosed in any of the Due Diligence Items, other than the Organizational Documents, Aero SeaTac is not a party to any material contract or other agreement which shall not be terminated as of the Closing, other than any New Service Contracts, if applicable.

         (t) Seller has not granted any warrants, rights to subscribe for, options or rights of first refusal or first opportunity to any party to acquire any of the Interests in Aero SeaTac except pursuant to this Agreement.

         (u) To the best of Seller's knowledge, (i) to the fullest extent possible, as of the Effective Date Seller has taken and as of the applicable Closing Date Seller shall have taken all actions necessary to obtain the maximum benefits available to the applicable Properties of PILOT, as such term is defined in the leases (the "New York Leases") between New York, New York
                  - II, New York - III, New York - IV and New York Industrial Development Agency, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York ("IDA"), and Seller has done nothing that does, or with the passage of time will, constitute a Recapture Event, as such term is defined in the Master Guaranty dated May 1, 2001 between IAC and IDA or to otherwise cause the real estate tax abatements provided in the New York Leases to terminate or be subject to recapture, (ii) the Facility (as defined in each of the New York Leases) has been determined to be tax exempt, and (iii) and STRET (as defined in each of the New York Leases) is zero dollars ($0).

         (v) To the best of Seller's knowledge, to the fullest extent possible, as of the Effective Date Seller has taken and as of the applicable Closing Date Seller shall have taken all actions necessary to be eligible for the maximum real estate tax benefits available to the applicable Properties under the New York City Industrial and Commercial Incentive Program as outlined on the Side Letter Agreement ("ICIP")(the "ICIP Outline") and Seller has done nothing that has, or with the passage of time will, result in a loss of such eligibility or such benefits.

         (w) The members of IAC who have signed this Agreement and/or the Resolution for the purposes of joining in this Agreement to agree to the liability obligations set forth in Paragraph 12.9 hereof are all of the direct members of IAC.

         (x) All of the representations and warranties of Seller appearing in this Paragraph 6.2 are true and correct in all material respects as of the Effective Date.

         6.3      Purchaser hereby represents and warrants to Seller as follows:

         (a) There are no actions, suits or proceedings pending or, to the best knowledge of Purchaser, threatened, against or as to Purchaser in any court or before any administrative agency.

         (b) Other than Purchaser's Approval, Purchaser shall require no other approval or authorization to execute this Agreement and/or consummate the same, and upon the execution hereof, this Agreement shall be binding upon Purchaser and enforceable in accordance with its terms.

         (c) To the best knowledge of Purchaser, none of the execution, delivery and/or performance of this Agreement (or of any document or instrument to be executed or delivered pursuant to the terms hereof) will result in the violation of any contractual obligation of Purchaser to any third party, or conflict with, constitute an event of default under, or result in a breach or violation of, any such document or instrument, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or any determination or award of any arbitrator.

         (d) Purchaser has received a copy of (i) the Florida Energy Efficient Rating System Brochure and (ii) the California Natural Hazards Disclosure Report, with respect to each tax parcel that comprises each of the Properties located in the State of California.

         All of the representations and warranties contained in this Paragraph
6.3 shall be deemed to be remade by Purchaser as of the applicable Closing Date, which representations and warranties shall not be merged into this Agreement and shall survive the Closing or the termination of this Agreement, as applicable, and run in favor of, and benefit, Seller and its successors and assigns.

         6.4 All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of the applicable Closing, shall be deemed to be material, and, together with all conditions, covenants and indemnities made by the respective parties contained herein or made in writing pursuant to this Agreement (except as otherwise expressly limited or expanded by the terms of this Agreement), shall survive the execution and delivery of this Agreement and the applicable Closing; provided, however, that notwithstanding the foregoing, Seller's and Purchaser's representations and warranties shall be limited as follows: (i) the Property Representations and Purchaser's representation and warranty set forth in Subparagraph 6.3(a) shall survive the applicable Closing for a period of one (1) year, and (ii) the Entity/PILOT/ICIP Representations, and Purchaser's representations and warranties set forth in

Subparagraphs 6.3(b) and 6.3(c) shall have unlimited survival (except as limited by any applicable statute of limitations). For purposes hereof, any reference to "knowledge" or "best knowledge" of Seller shall mean the actual knowledge as of the date of such statement of Doug Krahnke (with respect to Property related matters only), Jerry Powalish (with respect to construction related matters only), Dan Johnson (with respect to construction related matters only), Alexander Kurrelmeier, Craig Arnson, Joseph Perlmutter, Jacob Citrin and Norman Perlmutter (and any individuals who hereafter shall assume all or substantially all of the duties and responsibilities of such individuals), without any independent duty of diligence or investigation or any constructive, imputed and/or deemed knowledge, which individuals, under no circumstances, shall be subject to any personal liability of any kind whatsoever.

         Notwithstanding anything to the contrary herein contained, Purchaser shall not assume any liability with respect to any construction defects due to Purchaser having acquired an Interest in Aero SeaTac, which liability Purchaser would not have assumed had Purchaser acquired the Seattle - II Property in fee simple rather than by means of acquiring an Interest. Any liability for such construction defects shall be borne by Seller, subject to the provisions of Paragraph 12.9 hereof. Seller shall retain, on a non-exclusive basis with Purchaser, all rights to seek recovery of these amounts from any third party that actually may have been responsible for any such losses, and Purchaser shall cooperate with those efforts at no cost or expense to Purchaser.

         Notwithstanding anything to the contrary herein contained, to the extent that Purchaser shall have actual knowledge or shall be "deemed to have known" prior to the expiration of the Due Diligence Period that any of the representations and/or warranties made herein by Seller shall be inaccurate, untrue and/or incorrect in any respect, such representations and warranties shall be deemed to have been modified to reflect such knowledge or deemed knowledge, as the case may be. For purposes of this Agreement, Purchaser shall be "deemed to have known" of the existence of a fact or circumstance, to the extent that (a) this Agreement, (b) the Due Diligence Materials listed on Exhibit E, (c) any estoppel certificate executed by any Tenant or Seller and delivered to Purchaser, (d) the Side Letter Agreement, or (e) any tests, studies, reports, analyses, appraisals, verifications and/or evaluations prepared by or for Purchaser or any of Purchaser's Consultants and delivered to Purchaser, or otherwise obtained by Purchaser or any of Purchaser's Consultants, shall disclose a fact or circumstance, or otherwise contain information, that shall be inconsistent in any way with any representation and/or warranty made herein by Seller.

         If, after the expiration of the Due Diligence Period, but prior to the applicable Closing, Purchaser shall know or be deemed to have known that any of the representations and/or warranties made herein by Seller shall be untrue, inaccurate and/or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) business days of obtaining actual knowledge (but, in any event, prior to the applicable Closing). If, at or prior to the applicable Closing, Seller shall obtain actual knowledge that any of the representations or warranties made herein by Seller shall be untrue, inaccurate and/or incorrect in any material respect, Seller shall give Purchaser written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the applicable Closing). In either such event, Seller shall have the right to cure such breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ten (10) business days) for such purpose. On the other hand, if Seller shall be unable to so cure any such breach, or, if Seller shall elect, in its sole and absolute discretion, not to cure such breach, by giving Purchaser written notice of such election, within two (2) business days of obtaining actual knowledge of such breach, then Purchaser, as its sole and exclusive remedy, as a result of any such breach, shall elect, by giving written notice to Seller, within one (1) business day of receiving written notice from Seller that Seller shall have elected not to cure such breach, to either (a) waive such breach and consummate the transactions contemplated hereby, without any reduction of or credit against the Purchase Price, or (b) terminate this Agreement with respect to the applicable Property or Properties unless such uncured breach was a wilful and intentional breach by Seller in which event Purchaser may terminate this Agreement with respect to all of the Properties, as of the date of such notice, and receive a refund of the Earnest Money allocated to the applicable Properties, whereupon no party shall have any further obligations to the other hereunder, except as otherwise herein provided including, without limitation, the provisions of Paragraph 7.1.

         Notwithstanding anything to the contrary herein contained, the liability of Seller for any breach(es) of the representations and warranties made by Seller herein or in any documents and/or instruments executed by Seller at the Closing shall be limited as set forth in Paragraph 12.9; provided, however, that, if a Closing shall occur, Purchaser hereby expressly waives, relinquishes and releases any right and/or remedy available to it at law, in equity and/or under this Agreement, to make a claim against Seller for damages that Purchaser may incur with respect to the applicable breach(es), or to rescind this Agreement and the transactions contemplated by this Agreement, as a result of any of the fact that any of such representations and/or warranties shall have been untrue, inaccurate and/or incorrect, if Purchaser actually knew or shall be deemed to have known such representation or warranty was untrue, inaccurate and/or incorrect at the time of the applicable Closing.

         Purchaser acknowledges and agrees that the Due Diligence Period provides Purchaser adequate opportunity to inspect and investigate each and every aspect of the Properties and the Interests. Purchaser acknowledges and agrees that, except for Seller's express representations and warranties set forth in this Agreement, Purchaser is purchasing the Interests, Sale Properties or leasehold interests in the Leased Properties based solely on Purchaser's inspection and investigation of the Properties and the Interests, Sale Properties and the Leased Properties, or its opportunity to do so, and Purchaser is purchasing the Interests, Sale Properties and leasehold interests in the Leased Properties without relying on any representations or warranties, express or implied, of any kind, other than as specifically set forth in this Agreement. Without limiting the foregoing, Purchaser expressly acknowledges and agrees that, except for Seller's express representations and warranties set forth in this Agreement, neither Seller nor Seller's agents have made any representations or warranties as to any matters concerning the Properties, including, but not limited to, its intended use, the condition of the Properties, square footage, layout, development rights and exactions, permissible uses, utilities, zoning, soil, subsoil, drainage, compliance with applicable laws, the presence of Hazardous Materials or any other matters.

         6.5 Seller hereby covenants and agrees with Purchaser that, from and after the Effective Date, Seller shall (and Seller shall cause Aero SeaTac to) conduct their respective businesses involving the Properties as follows, and during such period Seller shall (and Seller shall cause Aero SeaTac to) (except as otherwise herein provided to the contrary):

         (a) Continue, up to the applicable Closing, to operate, maintain, repair and/or replace the Properties in the same manner as on the Effective Date in all material respects, subject to ordinary wear and tear; provided, however, that none of Sellers or Aero SeaTac shall have any duty to repair, replace or restore any of the Properties upon any damage or destruction, or condemnation, except as otherwise herein provided.

         (b) Refrain, (i) up to expiration of the Due Diligence Period from entering into any new or renegotiated lease (collectively, "New Leases") regarding the Properties, without the prior written approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, with respect to potential New Leases regarding the Properties to which Seattle, Seattle - IV and Seattle - V hold fee simple title (collectively, the "Seattle Properties"), and the Third Closing Holdback/Adjustment Properties, Seller only shall be required at least three (3) days prior to the expiration of the Due Diligence Period to
                  (A) give Purchaser written notice of the economics of any potential New Lease, exclusive of the name of the prospective tenant thereunder, and (B) solicit feedback from Purchaser with respect to such potential New Lease, but Purchaser's approval of such potential New Lease shall not be required for Seller to execute any such potential New Lease, and (ii) from and after the expiration of the Due Diligence Period, from entering into any New Lease regarding any Property, including, without limitation, the Seattle Properties and the Third Closing Holdback/Adjustment Properties, without the prior written approval of Purchaser; provided, however, that, any such potential New Lease for vacant space in any Improvement shall be deemed to have been approved by Purchaser, if Purchaser shall not have notified Seller in writing of Purchaser's approval or disapproval, if applicable, of any such potential New Lease, within five (5) business days after receipt thereof by Purchaser. In addition, Purchaser shall not unreasonably withhold its consent to a potential New Lease, if such potential New Lease shall (a) be on a form substantially similar to Seller's form lease for such Improvement that is in effect as of the Effective Date (and Seller shall deliver to Purchaser a certified copy of each such form lease at the First Closing) without material modifications, and (b) contain such economic and other provisions for such vacant space as shall be within the applicable leasing parameters set forth on the Side Letter Agreement; provided, however, that notwithstanding the foregoing, Seller shall obtain Purchaser's approval of the proposed new tenant or tenants, based on Purchaser's evaluation of (1) the financial qualifications of the new tenant, (3) the proposed use of the Property by the new tenant, (2) the space plan and configuration requested by the new tenant (including a designation of the office and warehouse layout), approval of which configuration shall, notwithstanding anything to the contrary contained in this Agreement, be in Purchaser's sole discretion, (4) to the extent the applicable lease allocates parking spaces, the number of parking spaces to be allocated at the Property to such tenant, (5) at the New York Properties, whether such tenant will have employees that will qualify as "Facility Tenant Employees" (as such term is defined in the Ground Leases entered into by New York, New York - I, New York - II and New York - III) and (6) whether or not said new tenant is reasonably compatible with other tenants and uses on the Property. Seller shall deliver to Purchaser a fully signed counterpart of any New Lease promptly upon the full execution and delivery thereof by the parties thereto; and provided, further, that without limiting Purchaser's right to disapprove a potential New Lease on the basis of a tenant's lack of creditworthiness in Purchaser's reasonable discretion, Seller agrees that Purchaser shall have the right to condition its approval of any potential New Lease on Seller waiving its right to receive an Earnout Amount with respect to such potential New Lease, and Purchaser shall advise Seller that it requires such waiver at the time that Purchaser approves the potential New

                  Lease.

         (c) Refrain, up to the Closing, from entering into or amending any agreement (other than any New Lease, subject to the terms and conditions hereof) regarding the Properties, without having first obtained the prior written consent of Purchaser thereto in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, unless such contract could be terminated by the relevant Company and/or Aero SeaTac, without penalty or termination fee (unless paid by the relevant Company or Aero SeaTac, as the case may be, prior to the applicable Closing), upon not more than thirty (30) days' notice (collectively, "New Service Contracts"); provided, however, that, if Purchaser shall not have notified Seller in writing of Purchaser's approval or disapproval of any such agreement, within five (5) business days after receipt thereof, then the same shall be deemed to have been approved by Purchaser. Seller shall deliver to Purchaser a fully signed counterpart of any New Service Contract promptly upon the full execution and delivery thereof by the parties thereto.

         (d) Maintain, through the Closing, the insurance coverage that is in effect with respect to the Properties as of the Effective Date, so long as such coverage continues to be available at a commercially reasonable rate.

         (e) Be solely responsible for all rent abatements, tenant improvement costs, leasing commissions and any other monetary concessions that shall be the obligation of the landlord (collectively, "Landlord Obligations") under any (i) lease entered into prior to the Effective Date, with respect to any space in the Improvements, including, without limitation, the work to be performed with respect to the space described on the Side Letter Agreement ("Other Landlord Obligation Space"), and (ii) New Lease entered into on or after the Effective Date, (A) with respect to any Vacant Space (subject to Paragraph 1.4) or (B) with respect to any vacant space other than Vacant Space (which is addressed in Paragraph 1.4) as follows: (1) Seller shall be responsible for any rent abatements applicable to any portion of the term of a New Lease for such vacant space occurring prior to the applicable Closing (and Purchaser shall be responsible for the rent abatements under such New Lease applicable to the portion of the term of such New Lease occurring from and after the applicable Closing) and Seller and Purchaser shall each be responsible for their prorata share of the other Landlord Obligations attributable to such New Lease based on the relative portions of the lease term occurring during the Seller's and the Purchaser's period of ownership of the applicable Property, respectively, and (2) Seller shall not be responsible (and Purchaser shall be responsible) for any leasing commissions that shall be the obligation of the landlord under any lease(s) entered into prior to, on or after the Effective Date (and prior to the Determination Date for the applicable Property, if applicable) in accordance with this Agreement, with respect to any space in the Improvements, but only to the extent such commissions (i) are described on the Side Letter Agreement or, with respect to New Leases, are otherwise approved by Purchaser in writing at such time as Purchaser approves of the applicable New Lease, and (ii) are payable only as a result of any options, including, without limitation, extension, renewal and/or expansion options, exercised, on or after the Effective Date, by a tenant under any such lease; provided, however, that notwithstanding the foregoing, Seller shall not be responsible for any such leasing commissions described in the foregoing clause (2) applicable to any space at a Holdback/Adjustment Property to the extent such commission arises as a result of a commission agreement entered into after the Determination Date for such Property. The parties' respective obligations under this Paragraph 6.5(e) shall not be merged into this Agreement and shall survive the applicable Closing.

         (f) Diligently construct, at Seller's sole cost and expense, the Improvements at the NY III Property and the NY IV Property (other than the tenant improvements at the NY III Property and the NY IV Property) and the real property owned by HICTC (the "HICTC Property") in substantial accordance with the plans and specifications therefor (and any change orders thereto) which have been approved by Purchaser, and which plans and specifications shall be delivered to Purchaser on or before the expiration of the Due Diligence Period, with respect to the NY III Property and the NY IV Property, or by Panalpina, with respect to the HICTC Property, (respectively, the "Approved Plans") such work to be performed in a good and workmanlike manner using new materials and to be free from material defects. Seller shall substantially complete, as of the applicable Closing, all construction with respect to the initial development and construction of the Improvements (other than the tenant improvements at the NY III Property and the NY IV Property) to be completed with respect to the NY III Property and the NY IV Property and the HICTC Property, as contemplated hereby (except for so called "punchlist items," i.e., minor details of construction, decoration or mechanical adjustments which do not materially interfere with occupancy of the applicable Property and which shall be diligently completed by Seller). In addition, Seller shall complete and make operational, at Seller's sole cost and expense, on or before the Closing for the New York Properties, the infrared and other security systems that are installed but not intended to be operational at the Properties owned by New York - I, New York - II, New York -III and New York - IV (collectively, the "New York Properties") until all of the Improvements (other than the tenant improvements at the NY III Property and the NY IV Property) located thereon are completed.

         (g) Refrain from modifying, amending or terminating any of the Assumed Loan Documents or the Ground Leases or any of the organizational documents, including, without limitation, the operating agreement, of Aero SeaTac, and to refrain from dissolving Aero SeaTac.

         (h) Refrain from taking any action that could result in a change of zoning or a change to any of the entitlements affecting any of the Properties and to refrain from permitting or causing any new liens or encumbrances (with the exception of any new easements which are reasonably approved by Purchaser) to affect any of the Properties.

         (i) Refrain from taking any action that would cause any of Seller's representations and warranties contained in this Agreement to become untrue or incorrect in any material respect.

         (j) At Seller's sole cost and expense, (A) take all actions which are required to be taken between the Effective Date and the applicable Closing in order to obtain and maintain the maximum benefits available to the applicable Properties of (i) PILOT pursuant to the New York Leases, and (ii) ICIP, with respect to the real properties leased by New York and

                  New York - II, and the NY III Property and the NY IV Property, and (B) provide to Purchaser any notices, communications or other information received or sent by Seller in connection therewith.

         (k) Deliver to Purchaser, promptly upon receipt thereof by Seller, any tax returns and informational filings, with respect to Aero SeaTac, prepared or made prior to the applicable Closing Date.

         (l) Diligently construct, at Seller's sole cost and expense, the Improvements described in the Side Letter Agreement as the "Seller Completion Improvements" substantially in accordance with the plans and specifications therefor (and any change orders thereto) which have been approved by Purchaser, and which plans and specifications shall be delivered to Purchaser on or before the expiration of the Due Diligence Period, such work to be performed in a good and workmanlike manner using new materials and to be free from material defects.

         (m) Use commercially reasonable efforts on a diligent basis to obtain from the IDA prior to the Third Closing an acknowledgement that the employees of any current or future tenants at the New York Properties which are federal government agencies can be counted in the determination of "Facility Tenant Employees" as defined in the applicable Ground Leases.

         6.6      Purchaser hereby covenants and agrees with Seller as follows:

         (a) Prior to the expiration of the Due Diligence Period, Purchaser shall have obtained Purchaser's Approval.

         (b) Purchaser solely shall be responsible for any and all leasing commissions and other Landlord Obligations which are described in Paragraph 6.5(e) as being the responsibility of Purchaser, which obligations shall not be merged into this Agreement and shall survive the Closing.

         (c) From time to time, following the Effective Date, Purchaser, upon Seller's request, at no out-of-pocket cost to Purchaser, shall confirm to Seller in writing that to Purchaser's knowledge (i) this Agreement then shall be in full force and effect, (ii) no default then shall exist hereunder, (iii) Purchaser shall be proceeding diligently to consummate the transactions contemplated hereby and (iv) to the best knowledge of Purchaser, no condition precedent to the Closing then required to have been satisfied shall have been unsatisfied in any respect.

         (d) SUBJECT TO ANY APPLICABLE REPRESENTATIONS OR WARRANTIES MADE HEREIN BY SELLER AND EXCEPT AS OTHERWISE PROVIDED HEREIN, FROM AND AFTER CLOSING, PURCHASER SHALL TAKE RESPONSIBILITY AND BE LIABLE FOR ANY AND ALL LOSSES OF ANY KIND OR NATURE WHATSOEVER ATTRIBUTABLE TO THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE STRUCTURAL, PHYSICAL, GEOTECHNICAL AND/OR ENVIRONMENTAL CONDITION THEREOF.

         (e) SUBJECT TO ANY APPLICABLE REPRESENTATIONS OR WARRANTIES MADE HEREIN BY SELLER, PURCHASER SHALL PURCHASE THE PROPERTIES AND THE INTERESTS FROM SELLER ON AN "AS IS" ,"WHERE IS," AND "WITH ALL FAULTS" BASIS, UPON ALL OF TERMS AND CONDITIONS HEREIN CONTAINED, WITHOUT ANY REPRESENTATION, WARRANTY OR COVENANT of any kind or nature, express, implied or otherwise, OF, BY OR FROM SELLER, OR ANY PERSON ACTING BY, THROUGH OR UNDER SELLER, INCLUDING, WITHOUT LIMITATION, ANY OF SELLER'S MANAGERS, MEMBERS, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, TRUSTEES, AGENTS AND/OR BENEFICIARIES (COLLECTIVELY, "SELLER'S PARTIES"), BASED ON THE INVESTIGATIONS AS TO THE INTERESTS, AERO SEATAC, THE DUE DILIGENCE ITEMS AND THE PROPERTIES, WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE, EXCEPT AS OTHERWISE PROVIDED HEREIN.

         (f) SUBJECT TO ANY APPLICABLE REPRESENTATIONS OR WARRANTIES MADE HEREIN BY SELLER, NONE OF SELLER OR ANY OF SELLER'S PARTIES HAS OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE) TO PURCHASER WITH RESPECT TO (I) THE INTERESTS, (II) AERO SEATAC, (III) ANY OF THE PROPERTIES, (IV) ANY MATTER SET FORTH, CONTAINED AND/OR ADDRESSED BY AND/OR IN THE DUE DILIGENCE ITEMS (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR (V) THE RESULTS OF ANY OF THE INVESTIGATIONS. PURCHASER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR ANY APPLICABLE REPRESENTATIONS OR WARRANTIES MADE HEREIN BY SELLER, PURCHASER SHALL NOT RELY UPON (AND SELLER AND EACH OF SELLER'S PARTIES HEREBY DOES DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY OF SELLER'S PARTIES, WITH RESPECT TO (A) THE OPERATION OF THE PROPERTIES, AND/OR THE INCOME POTENTIAL, USES AND/OR THE MERCHANTABILITY, SUITABILITY, HABITABILITY, QUALITY OF CONSTRUCTION AND/OR FITNESS OF ANY OF THE PROPERTIES FOR A PARTICULAR PURPOSE, (B) THE PHYSICAL CONDITION OF ANY OF THE PROPERTIES AND/OR THE CONDITION AND/OR SAFETY OF ANY OF THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING, VENTILATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS, GEOLOGY AND/OR LOT SIZE, (C) THE PRESENCE, ABSENCE, LOCATION AND/OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, ON, ABOUT AND/OR UNDER ANY OF THE PROPERTIES, (D) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, AND/OR IN COMPLIANCE WITH APPLICABLE MUNICIPAL, COUNTY, STATE

                  OR FEDERAL STATUTES, CODES, ORDINANCES, LAWS, RULES AND/OR REGULATIONS IN EFFECT AS OF THE EFFECTIVE DATE, AS THE SAME HEREAFTER MAY BE AMENDED, FROM TIME TO TIME (COLLECTIVELY, THE "LAWS"), (E) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS AND/OR CONDITIONS STATED OR SET FORTH IN ANY OF THE DUE DILIGENCE ITEMS, (F) THE DIMENSIONS OF THE PROPERTIES AND/OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, ABSTRACTS, SKETCHES, REVENUE AND/OR EXPENSE PROJECTIONS WITH RESPECT TO ANY OF THE PROPERTIES, (G) THE OPERATING PERFORMANCE, INCOME, EXPENSES AND/OR ECONOMIC STATUS OF ANY OF THE PROPERTIES, (H) THE ABILITY OF PURCHASER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR PURCHASER'S INTENDED USE, OPERATION AND/OR DEVELOPMENT OF THE PROPERTIES AND (I) THE LEASING STATUS OF THE PROPERTIES AND/OR THE INTENTIONS OF ANY PARTIES AS TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF ANY OF THE PROPERTIES.

         (g) EXCEPT WITH RESPECT TO (I) SELLER'S FRAUD OR (II) A BREACH BY SELLER OF ANY OF THE REPRESENTATIONS, WARRANTIES, COVENANTS OR INDEMNITIES CONTAINED HEREIN (COLLECTIVELY, THE "RELEASE EXCLUSIONS"), PURCHASER, FOR PURCHASER AND ITS SUCCESSORS AND PERMITTED ASSIGNS, HEREBY RELEASES SELLER AND EACH OF SELLER PARTIES, FROM, AND WAIVES ALL CLAIMS AND LIABILITY AGAINST SELLER AND EACH OF SELLER PARTIES, FOR, OR ATTRIBUTABLE TO (A) SUBJECT TO ANY APPLICABLE REPRESENTATIONS OR WARRANTIES MADE HEREIN BY SELLER, ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED, BY SELLER AND/OR SELLER'S PARTIES TO PURCHASER AND/OR PURCHASER'S CONSULTANTS, AND (B) SUBJECT TO ANY APPLICABLE REPRESENTATIONS OR WARRANTIES MADE HEREIN BY SELLER, ANY AND ALL LOSSES OF ANY KIND OR NATURE WHATSOEVER ATTRIBUTABLE TO THE INTERESTS, AERO SEATAC, THE DUE DILIGENCE ITEMS AND/OR THE PROPERTIES, WHETHER ARISING OR ACCRUING BEFORE, ON OR AFTER THE DATE HEREOF, AND WHETHER ATTRIBUTABLE TO EVENTS OR CIRCUMSTANCES THAT HERETOFORE OR HEREAFTER MAY OCCUR, INCLUDING, WITHOUT LIMITATION, (I) ALL LOSSES WITH RESPECT TO THE STRUCTURAL, PHYSICAL, GEOTECHNICAL AND/OR ENVIRONMENTAL CONDITION OF THE PROPERTIES, (II) ALL LOSSES RELATING TO THE RELEASE OF OR THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ON, ABOUT AND/OR UNDER ANY OF THE PROPERTIES, OR CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON ANY APPLICABLE ENVIRONMENTAL LAWS, INCLUDING, WITHOUT LIMITATION, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, 42 U.S.C. Section 6901 ET SEQ., AND/OR ANY RELATED CLAIMS AND/OR CAUSES OF ACTION, AND/OR ANY OTHER FEDERAL, STATE OR MUNICIPAL BASED STATUTORY OR REGULATORY CAUSE OF ACTION FOR ENVIRONMENTAL

                  CONTAMINATION AT, IN, ON, ABOUT AND/OR UNDER ANY OF THE PROPERTIES, AND (III) ANY TORT CLAIMS MADE OR BROUGHT WITH RESPECT TO ANY OF THE PROPERTIES AND/OR THE USE AND/OR OPERATION THEREOF. PURCHASER ALSO HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY LAW THAT PROVIDES MATERIALLY AS FOLLOWS:

                           "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THE
                  CREDITOR DOES NOT KNOW TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

                  IN THIS CONNECTION AND TO THE EXTENT PERMITTED BY ANY LAW, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR HEREAFTER MAY GIVE RISE TO LOSSES THAT PRESENTLY ARE UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN GIVEN BY PURCHASER HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION, AND THAT EXCEPT WITH RESPECT TO THE RELEASE EXCLUSIONS, PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER, FROM AND AGAINST ANY SUCH UNKNOWN LOSSES THAT IN ANY WAY MIGHT BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY PURCHASER IN EXCHANGE FOR SELLER'S PERFORMANCE HEREUNDER. NOTWITHSTANDING THE FOREGOING SELLER IS AND SHALL REMAIN LIABLE FOR ALL OF ITS COVENANTS, INDEMNITIES, REPRESENTATIONS AND WARRANTIES, AS AND TO THE EXTENT SET FORTH IN THIS AGREEMENT.

                  SELLER'S INITIALS:/S/ A.K. PURCHASER'S INITIALS:/S/ T.H.

                  SELLER HAS GIVEN PURCHASER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR THE AGREEMENT BY PURCHASER TO THE PROVISIONS OF THIS SUBPARAGRAPH. SELLER AND PURCHASER EACH HAS INITIALED THIS SUBPARAGRAPH TO FURTHER INDICATE THEIR AWARENESS AND ACCEPTANCE OF EACH AND EVERY PROVISION HEREOF. FURTHERMORE, PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF THIS SUBPARAGRAPH WERE A MATERIAL FACTOR IN SELLER'S ACCEPTANCE OF THE PURCHASE PRICE, AND SELLER WOULD BE UNWILLING TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY, UNLESS SELLER AND SELLER PARTIES SHALL BE RELEASED AS EXPRESSLY SET FORTH IN THIS SUBPARAGRAPH.

         6.7 Seller shall be entitled to, and Purchaser shall pay to Seller, promptly upon receipt thereof by Purchaser, if applicable, any portion of the Earnout Amount (as defined below) that shall be paid and received by Purchaser, pursuant to the provisions of the Earnout Agreement (as defined below). Purchaser shall cooperate with Seller, at no cost or liability to Purchaser, in connection with Seller's efforts to collect the Earnout Amount. For all purposes of this Agreement, the term "Earnout Amount" shall have the meaning ascribed to such term in the Earnout Agreement, and the term Earnout Agreement shall mean the Earnout Agreement dated as of May 20, 2003, between Boston, as borrower, and LaSalle Bank National Association ("LaSalle"), as lender, with respect to the Assumed Loan made by LaSalle to Boston in the original principal amount of $51,000,000. In no event shall Purchaser have any liability to Seller in the event Seller is unable to receive all or any portion of the Earnout Amount from LaSalle. To the extent that Seller is not entitled to the full amount of the Earnout Amount and the applicable Lender applies all or any portion of the Earnout Amount to the applicable Assumed Loan, Seller shall be responsible for the payment of any Yield Maintenance Amount (as defined in the Earnout Agreement) arising as a result of such prepayment of the applicable Assumed Loan. The Earnout Amount shall not reduce the amount of the outstanding principal amount of the applicable Assumed Loan for the purposes of determining the amount of the Cash portion of the Purchase Price to be paid with respect to the applicable Property. The provisions of this Paragraph 6.7 shall not be merged into this Agreement and shall survive the applicable Closing.

                                    ARTICLE 7

                                    DEFAULTS

         7.1 If there shall be a default by Purchaser or Seller hereunder, and such default shall not have been cured within five (5) days after the non-defaulting party shall have given written notice thereof to the defaulting party, then the non-defaulting party, at its option, may (i) specifically enforce the terms and provisions of this Agreement against the other party (BUT NO OTHER ACTION, FOR DAMAGES, OR OTHERWISE, SHALL BE PERMITTED); provided, that Seller shall only be entitled to the remedy described in this clause (i) after the First Closing has been consummated (provided, that if specific performance is not available in the applicable jurisdiction through no fault of the Seller at the time that Seller seeks to enforce such specific performance, then only in such instance Seller shall be entitled to its damages as are available at law (but excluding any punitive damages) arising as a result of Purchaser's uncured failure to Close in breach of this Agreement as it relates solely to the specific Property or Properties located in the applicable jurisdiction which are not acquired by Purchaser as a result of Purchaser's uncured wrongful refusal to Close (in which event and notwithstanding anything to the contrary provided in this Paragraph 7.1 or in Paragraph 7.2, Seller shall not also be entitled to retain any portion of the Earnest Money allocable to the applicable Property or Properties for which Seller is seeking damages), or (ii) terminate its obligations under this Agreement with respect to the applicable Property or Properties unless such uncured breach was a wilful and intentional breach by the defaulting party in which event the non-defaulting party may terminate this Agreement with respect to all of the Properties, in either case by written notice thereof to the other party and such non-defaulting party shall receive a refund or the payment of the Earnest Money allocated to the applicable Properties (provided, however, that if Purchaser is the defaulting party and such default occurs at or prior to the First Closing, then the Seller shall only be entitled to receive a portion of the Earnest Money in the amount of Four Million Dollars and Purchaser shall receive a refund of the balance of the Earnest Money in the amount of Four Million Five Hundred Thousand Dollars), as the case may be, and if the non-defaulting party is the Purchaser, Seller shall reimburse to Purchaser its third party out-of-pocket expenses incurred in connection with the transactions contemplated in this Agreement (not to exceed $400,000 in the aggregate), whereupon no party hereto shall have any further obligations to the other hereunder, except as otherwise herein provided.

        SELLER'S INITIALS: /S/ A.K. PURCHASER'S INITIALS: /S/ T.H.

         7.2 IF THERE SHALL BE A DEFAULT BY PURCHASER HEREUNDER, AND SELLER SHALL ELECT TO TERMINATE ITS OBLIGATIONS UNDER THIS AGREEMENT, PURSUANT TO THE IMMEDIATELY PRECEDING PARAGRAPH, THE PARTIES AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES THAT SELLER MAY SUFFER AS A RESULT THEREOF. THUS, PURCHASER AND SELLER HEREBY DO AGREE THAT A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD SUFFER IN THE EVENT THAT PURCHASER SHALL DEFAULT AND FAIL TO COMPLETE THE TRANSACTIONS CONTEMPLATED HEREBY AND SELLER SHALL ELECT TO TERMINATE ITS OBLIGATIONS UNDER THIS AGREEMENT WOULD BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE EARNEST MONEY ALLOCATED TO THE APPLICABLE PROPERTIES (PROVIDED, HOWEVER, THAT IF SUCH DEFAULT OCCURS AT OR PRIOR TO THE FIRST CLOSING, THEN THE SELLER SHALL ONLY BE ENTITLED TO RECEIVE A PORTION OF THE EARNEST MONEY IN THE AMOUNT OF FOUR MILLION DOLLARS AND PURCHASER SHALL RECEIVE A REFUND OF THE BALANCE OF THE EARNEST MONEY IN THE AMOUNT OF FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS), WHICH AMOUNT WOULD BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR SUCH DEFAULT BY PURCHASER UNDER SUCH CIRCUMSTANCES, AND ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES HEREIN EXPRESSLY SHALL BE WAIVED BY SELLER; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT SELLER'S RIGHT TO RECEIVE REIMBURSEMENT FOR REASONABLE ATTORNEYS' FEES, AS HEREIN PROVIDED, OR WAIVE OR AFFECT PURCHASER'S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES WOULD NOT BE INTENDED AS A FORFEITURE OR PENALTY, BUT RATHER, WOULD BE INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY AND THAT THE INTERESTS AND THE PROPERTIES WILL BE REMOVED FROM THE MARKET. NOTWITHSTANDING THE FOREGOING, BUT SUBJECT TO THE PROVISIONS OF PARAGRAPH 7.1 ABOVE, NOTHING HEREIN SHALL ACT TO REDUCE ANY RIGHTS OR REMEDIES OF SELLER AGAINST PURCHASER ARISING OUT OF ANY DEFAULT BY PURCHASER WITH RESPECT TO WHICH SELLER SHALL SPECIFICALLY ENFORCE THE TERMS AND PROVISIONS OF THIS AGREEMENT AGAINST PURCHASER.

        SELLER'S INITIALS: /S/ A.K. PURCHASER'S INITIALS: /S/ T.H.

                                    ARTICLE 8

                                CLOSING DOCUMENTS

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

         8.1 At the Closing, in connection with the conveyance of the Interests to Purchaser, Seller shall execute and/or deliver to Purchaser and, where applicable, the Title Company, the following, all in form and substance satisfactory to Purchaser:

         (a) An assignment and assumption agreement, pursuant to which Seattle - II shall assign to Purchaser and/or the Approved Assignee(s), and Purchaser and/or the Approved Assignee(s) shall assume from Seattle - II, the Interests, which shall be substantially in the form of Exhibit G attached hereto (the "Assignment").

         (b) A general release to Aero SeaTac in form reasonably acceptable to Purchaser with respect to all known and unknown liabilities or claims Seller may have against Seattle - II or Aero SeaTac.

         (c) A copy of the operating agreement of Aero SeaTac, which shall have been certified by an authorized officer of Seller, as being true, correct and complete copies thereof, which shall not have been amended or modified, except as otherwise specified therein.

         (d) Endorsements to the certificates, if any, representing the Interests.

         8.2 At the applicable Closing, in connection with the conveyance of the Sale Properties to Purchaser, the Selling Companies shall execute and/or deliver to Purchaser and, where applicable, the Title Company, the following, all in form and substance satisfactory to Purchaser:

         (a) A good and sufficient (1) special warranty deed in the form of Exhibit H (for Texas), (2) bargain and sale deed in the form
                  Exhibit I (for Washington), (3) grant deed in the form of Exhibit J (for California), (4) special warranty deed in the form of Exhibit K (for North Carolina), and (5) special warranty deed in the form of Exhibit L (for Florida), attached hereto (the "Deed") for each of the Sale Properties, pursuant to which the Selling Companies shall convey title to the Sale Properties to Purchaser and/or the Approved Assignee(s).

         (b) Two (2) duly executed counterparts of a bill of sale, pursuant to which the Selling Companies shall transfer title to the Personal Property, in the form attached hereto as Exhibit M (the "Bill of Sale").

         (c) Two (2) duly executed counterparts of an assignment and assumption of Leases, pursuant to which the Selling Companies shall transfer title to the Leases, in the form attached hereto as Exhibit N (the "Assignment and Assumption of Leases").

         (d) Two (2) duly executed counterparts of an assignment and assumption of Intangible Property pursuant to which the Selling Companies shall transfer title to the Intangible Property, in the form attached hereto as Exhibit O (the "Assignment and Assumption of Intangible Property").

         8.3 At the Closing, in connection with the conveyance of the leasehold interests in the Leased Properties to Purchaser, the Leasing Companies shall execute and/or deliver to Purchaser and, where applicable, the Title Company, the following, all in form and substance satisfactory to Purchaser:

         (a) An assignment and assumption agreement, pursuant to which each Leasing Company shall assign to Purchaser and/or the Approved Assignee(s), and Purchaser and/or the Approved Assignee(s) shall assume from the applicable Leasing Company, the leasehold interest in the applicable Leasing Company's Leased Properties, which shall be substantially in the form of Exhibit P attached hereto (the "Lease Assignment").

         (b)      Two (2) duly executed counterparts of a Bill of Sale.

         (c) Two (2) duly executed counterparts of an Assignment and Assumption of Leases.

         (d) Two (2) duly executed counterparts of an Assignment and Assumption of Intangible Property.

         8.4 At each Closing, Seller shall execute (or cause the applicable party affiliated with Seller to execute) and/or deliver to Purchaser and, where applicable, the Title Company, the following, all in form and substance satisfactory to Purchaser:

         (a) A closing statement as to the transactions contemplated hereby (the "Closing Statement").

         (b) A notice addressed to each party that shall be a Tenant as of the Closing in the form of Exhibit Q attached hereto, which shall be sent by Purchaser promptly after the Closing.

         (c) Re-certification, as of the Closing, of Seller's representations and warranties made herein in the form of Exhibit R attached hereto, subject to the Updates (as hereinafter defined).

         (d) Originals, if the same shall be in the possession of Seller, of all of the Due Diligence Items, as well as any New Lease and any New Service Contracts; provided, however, that, any or all of such items to be delivered by Seller in accordance with the terms of this subparagraph may be delivered outside of escrow, within five (5) business days after the Closing, and shall be deemed to have been delivered, if the same shall be available at the relevant Property as of such time.

         (e) Certified copies of all resolutions evidencing the authority of Seller to enter into this Agreement and perform its obligations hereunder.

         (f) Written updates, supplements, documents and other information with respect to the Due Diligence Items and/or the items described in any of the exhibits attached to and made a part of this Agreement, if applicable, which first shall have come into Seller's possession, if at all, between the Effective Date and the Closing Date (collectively, the "Updates").

         (g) a FIRPTA affidavit (in the form attached as Exhibit S) pursuant to Section 1445(b)(2) of the Code, and on which Purchaser is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code and properly executed state equivalents, if applicable;

         (h) all documents and instruments as reasonably shall be required to effectuate, as applicable, the (i) written consent of each Lender, each Ground Lessor and the EDC, as the case may be, to the relevant transactions contemplated hereby, (ii) assumption by Purchaser and/or an Approved Assignee of all of the Loans and the Ground Leases, any Loan Guarantees and the Ground Lease Guarantees, and (iii) release of all of the Loan Guarantors and the Ground Lease Guarantors, from all of the Loan Guarantees and the Ground Lease Guarantees, respectively, all as contemplated hereby;

         (i) The Newco LLC Agreement, the Strategic Alliance Agreement, the Non-Competition Agreements and the Services Agreement (First Closing Only).

         (j) Such other actions, documents, instruments, filings and consents as reasonably shall be required to consummate the transactions contemplated hereby, which obligation shall not be merged into this Agreement and shall survive the Closing.

         8.5 At the applicable Closing, Purchaser will execute (or cause the applicable party affiliated with Purchaser to execute) and/or deliver to Title Company the following documents to the extent applicable to the particular
Closing: (a) the portion of the Cash required to be paid on the applicable Closing Date, (b) the Assignment, (c) the Closing Statement, (d) re-certification by Purchaser, as of the applicable Closing, of Purchaser's representations and warranties made herein in the form of said Exhibit T, (e) certified copies of all resolutions evidencing the authority of Purchaser to enter into this Agreement and perform its obligations hereunder, (f) all documents and instruments as reasonably shall be required to effectuate, as applicable, the (i) written consent of each Lender and each Ground Lessor, as the case may be, to the relevant transactions contemplated hereby, (ii) assumption by Purchaser and/or an Approved Assignee of all of the Loan Guarantees and the Ground Lease Guarantees, and (iii) release of all of the Loan Guarantors and the Ground Lease Guarantors, from all of the Loan Guarantees and the Ground Lease Guarantees, respectively, all as contemplated hereby, (g) an Assignment and Assumption of Lease, (h) an Assignment and Assumption of Intangible Property, (i) the Newco LLC Agreement and the Strategic Alliance Agreement (First Closing only), (j) the Lease Assignment, and (k) such other actions, documents, instruments, filings and consents as reasonably shall be required to consummate the transactions contemplated hereby, which obligation shall not be merged into this Agreement and shall survive the applicable Closing.

                                    ARTICLE 9

                               CLOSING ADJUSTMENTS

                  Except as otherwise herein provided, the following items shall be paid, prorated and/or adjusted as of the close of business on the day prior to the Closing Date (the "Proration Date"), as follows:

         9.1 All real estate taxes and all personal property taxes accruing with respect to the period ending on, but inclusive of, the Proration Date, and all penalties and interest thereon, and all certified and other special assessments affecting the Properties shall be paid in full by Seller (or credited to Purchaser) at Closing; provided, however, that, if any such certified and special assessments shall be pending or payable in installments, Seller only shall be responsible for paying the portion of such assessments accruing with respect to the period ending on, but inclusive of, the Proration Date.

         9.2 Current real estate and personal property taxes shall be prorated as of the Proration Date, on an "accrual" basis in accordance with the standard closing practice of the county in which the Property, with respect to which such item shall relate, is located. The parties hereby further do agree to re-prorate such real estate taxes promptly upon Purchaser's receipt of the actual tax bill for the tax year in question. In no event shall Seller be charged with or be responsible for any increase in such taxes resulting from the sale of the Interests or improvements made to the Properties after the Closing. Seller shall be entitled to retain the full amount of any tax refund received by Purchaser or Seller after the Closing and attributable to a period prior to the Closing, if such refund shall not be owed to Tenants pursuant to any leases. Purchaser promptly shall deliver the full amount of such tax refund to Seller, if the same shall have been received by Purchaser. The foregoing shall not be merged into this Agreement and shall survive the Closing.

         9.3 Any non-cash security deposits shall be assigned (and all consents necessary to effectuate such assignment shall have been obtained) to Purchaser at the Closing, and Seller reasonably shall cooperate with Purchaser to change the named beneficiary under such security deposits, if, on the Proration Date, such deposits are not to be in the name of Purchaser or Aero SeaTac, as the case may be, all at Seller's sole cost and expense). In the event that as of a Closing, Seller has not obtained all necessary consents or otherwise effectuated the assignment of any non-cash security deposits with respect to any Properties acquired by Purchaser at such Closing, Seller shall use diligent commercially reasonable efforts to obtain such consents and cause such assignment to occur promptly after the Closing at Seller's expense. In addition, with respect to any such non-cash security deposits for which a consent has not been obtained or which has not been assigned as of the applicable Closing, if a tenant defaults under its lease and the landlord would have the right to apply any such non-cash security deposit, then Seller shall, upon Purchaser's written request, draw down on such non-cash security deposit and immediately deliver the proceeds therefrom to Purchaser and Purchaser agrees to indemnify, defend and hold Seller harmless against any Losses arising out of any claims by the applicable tenant arising as a result of the drawing down of such non-cash security deposit.

         9.4 All of the following will be credited to Purchaser as of the Proration Date: (a) prepaid rent and rent paid for the balance of the month of the Closing, (b) cash security deposits made by Tenants, along with all interest thereon that shall be due to such Tenants, but not including interest earned thereon that shall belong to Seller or Aero SeaTac, if any, received by Seller or Aero SeaTac, as the case may be, prior to the Proration Date, (c) except as provided in Paragraph 6.6(b), the amount of any Landlord Obligations remaining unpaid as of (or with respect to rent abatements, the amount applicable to the period occurring after) the applicable Closing, and (d) utility costs, operating expenses, insurance costs, personal property expenses and real estate tax expenses (collectively, "Expense Contributions") that shall have been prepaid by Tenants. Any payment of rental obligations or Expense Contributions due, but not received, on the Proration Date, from Tenants, as well as any unbilled Expense Contributions accrued as of the Closing (collectively, the "Credit Items"), shall be paid by Purchaser to Seller as and when such amounts are collected from the applicable Tenants and after Purchaser is made current on all rental obligations and Expense Contributions due and payable following the Closing. Following the Closing Date, if Seller or Aero SeaTac shall receive any payments from any Tenant, all such payments, other than Credit Items, promptly shall be remitted to Purchaser, and Seller shall take all steps as reasonably shall be necessary to notify the remitting party that all future payments should be sent to Purchaser. Seller shall cooperate with Purchaser in its efforts to collect Credit Items, but shall not be required to take any direct action against any Tenant for such purpose (provided that, Seller shall be entitled to sue a Tenant or take any other actions to collect any Credit Items due to Seller (and not previously paid to Seller) so long as such suit or other action does not seek a termination of such Tenant's Lease or eviction of such Tenant).

When actual Expense Contributions shall have become known, Purchaser shall bill each Tenant, pursuant to its lease, for the additional amount, if any, owed by such Tenant as a result of non-payment or underpayment of such Tenant's share of Expense Contributions. Upon the collection of such amounts, the same shall be prorated between Seller and Purchaser based on each such Tenant's share of the amount of the applicable Expense Contribution incurred by each party and the collections from each of such Tenants of such Expense Contributions by each party, through and including the Proration Date. The amount of any refund or credit due to any Tenant as a result of collection by Seller or Aero SeaTac prior to the Closing Date of payments by any Tenant for Expense Contributions, which shall exceed the actual amount of such Expense Contributions owed by such Tenant for the period prior to the Closing Date, shall be paid by Seller to Purchaser promptly after such Expense Contributions shall have been determined.

         9.5 Seller shall (and Seller shall cause Aero SeaTac to) pay all expenses necessary to repair, operate and maintain the Properties, as the case may be, in accordance with the ordinary course of its business up to the Proration Date, any such expenses which are prepaid by Seller (to the extent attributable to the period after the Proration Date) as of the Proration Date shall be credited to Seller and/or Aero SeaTac, as the case may be, and Purchaser and/or an Approved Assignee shall be responsible to pay such expenses incurred subsequent to the Proration Date.

         9.6 Meters for utility services payable by Seller or Aero SeaTac, as the case may be, shall be read on or immediately prior to the Proration Date, or as close to the Closing as shall be possible, if a reading on the day prior to the Closing cannot be obtained, and the amounts due, as disclosed by such readings, shall be paid by Seller or credited to Purchaser. Otherwise, all utility charges and billings shall be prorated using the bill for the calendar month immediately preceding the Proration Date. Any security or service deposits delivered by the Companies or Aero SeaTac to utility providers, and any interest required to be paid thereon, shall be and remain the sole property of Seller, and any refund of such security deposits shall be made directly to Seller, except to the extent such deposits shall have been assigned to Purchaser and/or the Approved Assignee(s) by Seller, in which case, Purchaser shall be debited and Seller shall be credited the amount of such assigned deposits.

         9.7 Seller shall bear and pay (a) the charges to comply with the terms of Paragraph 3.1, (b) additional title insurance premiums charged in connection with issuance to a Lender of any loan policy(ies) of title insurance (and endorsements thereto), (c) all fees, costs and/or expenses, including, without limitation, mortgage recording taxes, if applicable, imposed in connection with, as applicable, the (i) written consent of each Lender and each Ground Lessor, as the case may be, to the relevant transactions contemplated hereby, (ii) assumption of the Assumed Loans, the Loan Guarantees, the Ground Leases and/or the Ground Lease Guarantees, and/or (iii) release of all of the Loan Guarantors from all of the Loan Guarantees and/or all of the Ground Lease Guarantors from all of the Ground Lease Guarantees, all as contemplated hereby, including, without limitation, all assignment and/or assumption fees charged by any Lender or Ground Lessor or EDC.

         9.8 Purchaser shall bear and pay all costs and expenses incurred in connection with (a) the Investigations, including, without limitation, the preparation of any Phase I, (b) any Updated Survey and/or the issuance to any lender, other than a Lender, of any loan policy(ies) of title insurance (and endorsements thereto).

         9.9 Except as otherwise herein provided, each party shall be responsible for, and shall bear, any and all costs and expenses incurred by either of them or their respective employees, agents and/or representatives in connection with the transactions contemplated hereby, including, without limitation, those of their respective attorneys, accountants and consultants, which obligations shall not merge into this Agreement and shall survive the Closing or the termination of this Agreement, as applicable.

         9.10 All costs relating directly to any escrow and/or closing services provided in connection with the transactions contemplated hereby shall be divided equally between the parties. Any and all (a) premiums for the Title Policies and the title update charges in connection therewith, (b) state, county and local transfer, documentary and/or stamp taxes imposed regarding the transactions contemplated hereby, (c) recording fees and (d) other items that are customarily prorated in transactions similar to the transactions contemplated hereby, but have not been herein addressed, will be prorated as of the Proration Date in accordance with the standard closing practice of the county in which the Property, with respect to which such item shall relate, is located as such standard closing practice is set forth in the Side Letter Agreement.

         9.11 Any non-delinquent bonds that relate to items other than real estate taxes, that, as of the Closing Date, shall be a current lien against any of the Properties shall be prorated as of the Closing Date.

         9.12 All adjustments made pursuant to this Article 9 shall be paid in cash or credited against the cash portion of the Purchase Price at the Closing. All adjustments made pursuant to this Article 9 shall be made on the basis of a 365 day year and, to the extent reasonably practicable, such prorations shall be made at the Closing. To the extent any such prorations cannot be made at the Closing, the same shall be adjusted and completed after the Closing as and when complete information shall become available. Seller and Purchaser each agrees to cooperate and use its commercially reasonable efforts to complete such prorations no later than thirty (30) days after the Closing Date. Seller and Purchaser each shall use its commercially reasonable efforts prior to the Closing to prepare a schedule of prorations that shall cover current monthly rent, prepaid rent, security deposits, utility charges, operating expenses, if applicable, and real property taxes, so that such prorations can be made at the Closing.

         9.13 Subject to the provisions of Paragraph 12.9, each party hereby agrees to defend, indemnify and forever hold harmless the other, from and against any Losses that such other party shall sustain by reason of the failure of the indemnifying party to pay the amounts it shall be required to pay or to take the actions it is required to take on a timely basis, pursuant to this
Article 9, which indemnifications, defenses and hold harmless agreements shall not be merged into this Agreement and shall survive the Closing.

                                   ARTICLE 10

                          FIRE DAMAGE AND CONDEMNATION

         If, prior to the Closing Date, any portion of a particular Property shall have been damaged or destroyed by fire or other casualty in an amount exceeding One Million Dollars ($1,000,000), as determined by an insurance adjuster mutually satisfactory to Seller and Purchaser (which insurance adjuster shall have at least ten (10) years experience adjusting claims relating to similar commercial properties in the metropolitan area in which the applicable Property is located and who is not affiliated with either party and who has not been engaged by either party within the previous two (2) year period; provided, that if the parties cannot agree on such an adjuster within twenty (20) days after Seller notifies Purchaser of the occurrence of the applicable casualty, the parties shall request that the local JAMS or equivalent mediation company select such an insurance adjuster meeting the aforesaid requirements), or written notice shall have been received by Seller, of any action, suit or proceeding to condemn or take all or any substantial part of a particular Property (whether a substantial part of a particular Property is affected shall be reasonably determined by Purchaser) under the power of eminent domain, Seller promptly shall notify Purchaser thereof in writing, and Purchaser, by giving Seller written notice thereof, within the earlier to occur of (a) the date that shall be thirty (30) days after receiving Seller's written notice of such fire or casualty, or such condemnation or taking (or ten (10) days after receiving the insurance adjuster's determination of the casualty amount, if later), and (b) the Closing Date, shall have the right to terminate its obligations under this Agreement and receive a refund of the Earnest Money, whereupon no party hereto shall have any further obligations to the other hereunder, except as otherwise herein provided; provided, however, that in the event the damage or casualty occurs at any time after the First Closing, Purchaser may elect not to purchase the affected Property only, in which event this Agreement shall terminate with respect to the affected Property only, the Purchase Price shall be reduced by the Property Allocation applicable to such Property, the Earnest Money allocated to such Property pursuant to the Earnest Money Allocations shall be returned to Purchaser, and Purchaser and Seller shall thereafter have no further obligation or liability with respect to said affected Property, except as set forth herein. If the damage or destruction caused by a fire or other casualty shall be such that Purchaser shall not be entitled, or shall not elect, to terminate this Agreement, pursuant to this Article 10, then (i) the transactions contemplated hereby shall be consummated as herein provided, (ii) there shall be credited against the Purchase Price an amount equal to the estimated cost to repair or restore the damage not so repaired or restored by Seller as of the Closing, together with an amount equal to the anticipated rental loss for the period subsequent to the Closing, if applicable, the amount of which credit shall be reduced by an amount equal to the insurance proceeds that are made available to Purchaser at the Closing to cover such loss(es), if applicable, and (iii) the Closing Date shall be extended for such reasonable period of time (not to exceed thirty (30) days) to enable the aforesaid adjuster to determine the amount of such damage, if applicable. The amount to be credited against the Purchase Price, pursuant to the foregoing sentence, shall be determined by the aforesaid adjuster. If, in the case of a condemnation or taking, Purchaser shall not be entitled, or have elected, to terminate its obligations hereunder, pursuant to this Article 10, and the corresponding condemnation award has been paid to the relevant Company or Aero SeaTac, Purchaser shall receive, on the applicable Closing Date, a credit towards the Purchase Price equal to the amount of the award received by such Company or Aero SeaTac. If, in the case of a condemnation or taking, Purchaser shall not be entitled, or have elected, to terminate its obligations hereunder, pursuant to this Article 10, and the corresponding condemnation award shall not have been paid to the relevant Company or Aero SeaTac, as the case may be, Purchaser shall receive, on the Closing Date an assignment of the entire amount of such corresponding condemnation award, and the Purchase Price shall be the full amount herein provided. The agreements contained in this Article 10 shall not be merged into this Agreement and shall survive the Closing.

                                   ARTICLE 11

                                     BROKER

         Each party represents and warrants to the other that no person or entity acting as broker, finder or agent brought about this Agreement or the transactions contemplated hereby. Seller agrees to and does hereby indemnify, defend and forever hold harmless Purchaser, from and against all Losses that Purchaser may suffer as a result of any claim or action brought by any broker, finder or agent acting or allegedly acting on behalf of Seller in connection with this Agreement and the transactions contemplated hereby, and Purchaser agrees to and does hereby indemnify, defend and forever hold harmless Seller, from and against all Losses that Seller may suffer as a result of any claim or action brought by any broker, finder or agent acting or allegedly acting on behalf of Purchaser in connection with this Agreement and the transactions contemplated hereby. The agreements contained in this Article 11 shall not be merged into this Agreement and shall survive the Closing.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 All notices to be given hereunder shall be personally delivered or sent by express or overnight mail with a nationally recognized express or overnight courier, by certified or registered mail, return receipt requested, with postage prepaid, or by delivery of a facsimile transmission which shall be confirmed on the sender's facsimile machine as having been sent to the recipient at the proper facsimile copier number, to the parties at the following addresses (or to such other or further addresses as the parties hereafter may designate by like notice similarly sent):

         To Seller:                 International Airport Centers L.L.C.
                                    1849 Green Bay Road, 4th Floor
                                    Highland Park, IL  60035
                                    Attn: Alex Kurrelmeier and Craig Arnson
                                    Fax No.: 847/748-3099

         With a copy to:            Perlmutter Investment Company, LLC
                                    23852 Pacific Coast Highway, Suite 764
                                    Malibu, CA 90265
                                    Attention: Joseph Perlmutter
                                    Fax No.: 310/317-6849

         To Purchaser:              AMB Property, L.P.
                                    c/o AMB Property Corporation
                                    Pier 1, Bay 1
                                    San Francisco, CA 94111
                                    Attn: Tyler W. Higgins
                                    Fax No.: 415/477-2157

         With a copy to:            AMB Property, L.P.
                                    60 State Street, 37th Floor
                                    Boston, MA 02109
                                    Attn: David S. Fries
                                    Fax No.: 617/531-9001
         and:                       Morrison & Foerster LLP
                                    755 Page Mill Road
                                    Palo Alto, CA 94304-1018
                                    Attn: Philip J. Levine, Esq.
                                    Fax No.: 650/494-0792

All notices personally delivered shall be deemed effectively given on the date of such delivery or refusal. All notices sent by overnight mail shall be deemed effectively given on receipt. All notices sent by certified or registered mail shall be deemed effectively given on receipt. All notices sent by facsimile transmission shall be deemed effectively given on the date of such delivery, pursuant to the terms hereof.

         12.2 This Agreement, including all exhibits attached hereto, embodies the entire agreement between the parties as to the transactions contemplated hereby, and there are no oral or parol agreements, representations, warranties or inducements between the parties as to such transactions that are not otherwise herein provided. This Agreement may not be modified, except by a written agreement signed by the parties.

         12.3 Each covenant, condition and indemnification set forth in this Agreement shall not be merged into this Agreement and shall survive the Closing or the termination of this Agreement, as applicable, including any of the foregoing that are intended to be performed or applied to circumstances subsequent to the Closing Date, and shall run in favor of, and benefit, Seller and Purchaser and their respective successors and permitted assigns, except as and to the extent otherwise provided in this Agreement.

         12.4 Subject to the provisions of Paragraph 12.9 hereof, if either Seller or Purchaser shall be comprised of more than a single entity or other person, each representation, warranty, covenant, indemnity and/or agreement made by Purchaser and Seller conclusively shall be presumed to have been made jointly and severally by each entity and other person that comprises Purchaser and Seller, as the case may be.

         12.5 No written waiver by any party at any time of any breach of any provision of this Agreement shall be deemed a waiver of a breach of any other provision herein, or a consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any particular occasion shall not be deemed a consent to or approval of such action on any subsequent occasion, or a consent to or approval of any other action on the same or any subsequent occasion.

         12.6 The captions, paragraphs and article numbers that appear in this Agreement have been inserted only as a matter of convenience and shall not define, limit, construe or describe the scope or intent of any portion of this Agreement or in any way affect this Agreement.

         12.7 The parties hereto agree that time is of the essence as to the transactions contemplated hereby. This Agreement shall be governed by and construed according to the laws of the State of California.

         12.8 Subject to the provisions of Paragraph 12.20, both Seller and Purchaser shall not, and shall not permit any broker, finder or agent to, publicize the transactions contemplated hereby in any way and shall treat the same with confidentiality.

         12.9 It is expressly understood and agreed that, notwithstanding anything to the contrary herein contained, from and after the Effective Date, the representations, warranties, covenants, indemnities, undertakings and agreements made by Seller hereunder, or under any of the documents executed and delivered by Seller at the Closing, shall not be for the purpose and/or with the intention of binding Seller or any of the Seller's Parties in their individual capacities, but rather, solely for the purpose of binding (and shall be enforceable against), after the Closing, Seller's assets only, and that no personal liability or personal responsibility shall be assumed by, or shall at any time be asserted or enforceable against, any of the Seller's Parties in their individual capacities, after the Closing, on account of any representation, warranty, covenant, undertaking, indemnity or agreement of Seller, either express or implied, all such personal liability or responsibility, if any, being expressly waived and released by Purchaser and by all persons claiming by, through or under Purchaser. Notwithstanding anything to the contrary contained in this Paragraph 12.9 or elsewhere in this Agreement,
(i) if Seller's assets are not sufficient to satisfy any claim by Purchaser made on account of any representation, warranty, covenant, undertaking, indemnity or agreement of Seller, then Purchaser shall be entitled to pursue collection of any such claims against the Seller's Parties to the extent of any distributions of the Cash portion of the Purchase Price made to such Seller's Parties; provided that each of the Seller's Parties shall only be responsible for payment of such claim to the extent of its pro rata share of such distributions actually received by all of the Seller's Parties with respect to the particular Property for which a particular claim relates (provided that for the purposes of this clause (i) the New York Properties shall be deemed to be one Property), and (ii) Seller's and the Seller's Parties liability under this Paragraph 12.9 with respect to Purchaser's claims relating to a particular Property shall be limited to the amount of the Property Allocation for such Property (provided that for the purposes of this clause (ii) the New York Properties shall be deemed to be one Property). The provisions of this Paragraph 12.9 shall not be merged into this Agreement and shall survive the Closing.

         12.10 Purchaser hereby agrees to cooperate with Seller, at no cost or liability to Purchaser, and subject to the provisions contained herein, in connection with any attempts on the part of the Seller to recover from any third party any amounts for which Purchaser shall have received a credit from Seller, pursuant to the terms and conditions of this Agreement, where such credit relates to an obligation of Seller to indemnify Purchaser or otherwise pay for the cost of any claims that relate to the acts of such third parties.

         12.12 Both parties to this Agreement having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

         12.13 If an event specified to occur herein falls on a Saturday or Sunday, or on a day on which banking institutions in the State of Illinois or California are authorized by law to close, then such event shall occur on the next day that is not a Saturday or Sunday, or on a day on which banking institutions in the State of Illinois or California are located are authorized by law to close.

         12.14 In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and costs, including, without limitation, all fees and costs incurred prior to and at all trial and appellate levels.

         12.15 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

         12.16 This Agreement may be signed in counterparts, which, together, shall be deemed to be an original and shall constitute one and the same instrument. Counterparts of this Agreement also may be transmitted by facsimile copier, which, together, shall be deemed to be an original.

         12.17 Purchaser may not assign this Agreement, without the prior written consent of Seller, unless (a) Purchaser first shall have notified Seller in writing of such assignment (and Seller shall hereby be deemed to have been notified of Purchaser's intended assignment of this Agreement with respect to the First Closing Properties to AMB Institutional Alliance Fund III, LLC, a Delaware limited liability company), and (b) such assignee(s) shall be an "Approved Assignee(s)", which, for purposes hereof, shall be any entity that shall be owned or controlled by, or under common control with, Purchaser; provided, however, that no such assignment shall relieve Purchaser of any of its obligations under this Agreement; provided, further that Purchaser can assign all or a part of this Agreement to one or more Approved Assignees.

         12.18 Purchaser and Seller have entered into a certain Letter of Intent dated as of August 15, 2003 (the "LOI"). Notwithstanding anything to the contrary contained herein or in the LOI, (a) this Agreement shall supercede the LOI, (b) from and after the Effective Date, the LOI shall be null and void and of no further force or effect and (c) in the event of any conflict between any term, provision or condition contained herein and any term, provision or condition contained in the LOI, the terms, provisions and conditions of this Agreement shall govern and control.

         12.19 Except with respect to any Properties that Purchaser has elected not to acquire pursuant to the provisions of Paragraph 4.1, 5.1 and
Article 10 hereunder, Seller agrees not to market or show any of the Properties to any other prospective purchasers during the term of this Agreement.

         12.20 Purchaser and Seller each agree that the terms of this transaction, the identities of Purchaser and Seller, and all information made available by one party to the other or in any way relating to the other party's interest in this transaction, shall be maintained in strict confidence and no disclosure of such information will be made, whether or not the transaction contemplated by this Agreement shall close, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate the transaction or as required by law. Purchaser and Seller each further agree and covenant as follows:

                  (1) Neither Purchaser nor Seller shall disclose or authorize the disclosure of the terms of this Agreement or any instruments, documents, or assignments delivered in connection with this Agreement, or the identity of the other party to this Agreement in any public statement, news release, or other announcement or publication.

                  (2) Nothing in this paragraph shall prevent either Purchaser or Seller from disclosing or accessing any information otherwise deemed confidential under this paragraph (i) in connection with that party's enforcement of its rights hereunder; (ii) pursuant to any legal requirement, any statutory reporting requirement or any accounting or auditing disclosure requirement; (iii) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); or (iv) to potential investors, participants or assignees in or of the transaction contemplated by this Agreement or such party's rights therein. Notwithstanding anything to the contrary provided in this Subparagraph 12.20 (but subject to the provisions of Paragraph 12.20(4)), Purchaser shall be permitted to make such disclosures regarding the Property and the subject transaction as are reasonably determined to be required by law and/or as are similar or consistent with Purchaser's general public disclosure policy, including disclosures made by Purchaser in its quarterly supplemental analyst disclosure packages, and including disclosures that are necessary or appropriate in connection with Purchaser's securities filings, which may include the filing of this Agreement with the SEC.

                  (3) If this Agreement is terminated with respect to any or all of the Properties, Purchaser shall destroy or return to Seller all materials received by Purchaser from Seller with respect to such Properties as are affected by such termination of this Agreement.

                  (4) Notwithstanding anything to the contrary contained in this Paragraph 12.20, Purchaser shall have the sole right to determine the timing and content of the initial public announcement of the Strategic Alliance and each new Project (as such terms are defined in the Strategic Alliance Agreement), subject to IAC's consent to the content thereof (which shall not be unreasonably withheld); thereafter, either Owner (as defined in the Strategic Alliance Agreement) shall have the right to publicize the Strategic Alliance and such Project subject to the other Owner's consent (which shall not be unreasonably withheld). Notwithstanding the foregoing, Purchaser shall be permitted to make such disclosures regarding the Strategic Alliance and each Project as are similar or consistent with Purchaser's general public disclosure policy, including disclosures made by Purchaser in its quarterly supplemental analyst disclosure packages; provided, however, that in no event shall Purchaser make a public announcement of Verizon's (as defined in the Strategic Alliance Agreement) involvement in the Strategic Alliance unless, prior to such public announcement of Verizon's involvement, Purchaser determines in good faith that such public announcement of Verizon's involvement may be required by applicable laws and regulations and Purchaser provides written notice to Verizon at least two (2) business days prior to any such public announcement, which notice shall include the specific language that Purchaser proposes to include in such public announcement regarding Verizon's involvement. Purchaser shall consider in good faith any suggested revisions to such language provided by Verizon, which must be provided to Purchaser within two (2) business days after delivery of a notice to Verizon pursuant to Section 7.2 of the Strategic Alliance Agreement. In any event Purchaser may, without providing prior notice to Verizon, make a public announcement that IAC includes a pension fund affiliated with a "publicly held corporation," a "Fortune 500 company" or other similar designation.

         12.21 If, within two years following the applicable Closing Date, it becomes reasonably necessary to do so in order to comply with applicable securities laws or the rules or regulations of the Securities and Exchange Commission, Purchaser shall have the right, to the extent reasonably necessary, to inspect the books and records of Seller relating to the operation of the applicable Property for the period of three (3) years preceding the Closing Date. Purchaser shall give reasonable prior written notice to Seller when Purchaser wishes to exercise its right to inspect such books and records. Such inspection shall take place at the offices of Seller's investment advisors, property manager or other location as Seller shall reasonably designate during normal business hours and on a date and at a time reasonably convenient to Seller and Purchaser. The provisions of this Subparagraph 12.22 shall survive the Closing.

         12.22 This Agreement is intended for the sole benefit of the parties hereto and their successors and assigns and shall not be for the benefit of any other party.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:

INTERNATIONAL AIRPORT CENTERS L.L.C.,
a Delaware limited liability company

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC SEATTLE L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC SEATTLE - II L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC SEATTLE - III L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC SEATTLE - IV L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC SEATTLE - V L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC LOS ANGELES L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC AVIATION L.L.C., a Delaware limited
liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC AVIATION - II L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC CHARLOTTE L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC CHARLOTTE - YAB L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC MIAMI L.L.C., a Delaware limited
liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

HICTC HOUSTON L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC NEW YORK L.L.C., a Delaware limited
liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC NEW YORK - II L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC NEW YORK - III L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC NEW YORK - IV L.L.C., a Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

INTERNATIONAL CARGO PORT - BOSTON L.L.C., a
Delaware limited liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC GATEWAY L.L.C., a Delaware limited
liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

IAC PARKING L.L.C., a Delaware limited
liability company

By:   International Airport Centers L.L.C., a
      Delaware limited liability company, its
      Manager

By:   -s- ALEX KURRELMEIER
      ----------------------------
Name: ALEX KURRELMEIER
      Managing Director

PURCHASER:

AMB PROPERTY, L.P., a Delaware
limited partnership

By:   AMB Property Corporation, its
      General Partner

      By: -s- Tyler W. Higgins
          ---------------------
      Name: Tyler W. Higgins
      Title: SVP

THE UNDERSIGNED (COLLECTIVELY, THE "JOINDER PARTIES"), BEING THE DIRECT MEMBERS OF SELLER (OTHER THAN THE BELL ATLANTIC MASTER TRUST WHICH HAS JOINED IN THIS AGREEMENT BY EXECUTING THE RESOLUTION ATTACHED HERETO AS EXHIBIT W), HEREBY JOIN IN THIS AGREEMENT FOR THE PURPOSE OF AGREEING TO THE LIABILITY OBLIGATIONS SET FORTH IN PARAGRAPH 12.9 HEREOF.

IAC Developers L.L.C., a Delaware limited liability company

By:Perlmutter Investment Company L.L.C., an
Illinois limited liability company, its Manager

      By: -s- ALEX KURRELMEIER
          --------------------------
      for Norman Perlmutter, Manager

PIC IAC L.L.C., a Delaware limited liability company

By:Perlmutter Investment Company L.L.C., an
Illinois limited liability company, its Manager

      By: -s- ALEX KURRELMEIER
          --------------------------
      for Norman Perlmutter, Manager

IACEA LLC, a Delaware limited liability company

By:International Airport Centers L.L.C., a
Delaware limited liability company

      By: -s- ALEX KURRELMEIER
          --------------------------
      Name: ALEX KURRELMEIER
      Managing Director

LIST OF EXHIBITS

     A.   Legal Descriptions

     B. First Closing Properties, Second Closing Properties, Third Closing Properties, Fourth Closing Properties

     C.   Tenant Estoppel Letter

     D.   Escrow Agreement

     E.   Due Diligence Materials

     F.   Seller Estoppel Letter

     G.   Assignment

     H.   Texas Deed

     I.   Washington Deed

     J.   California Deed

     K.   North Carolina Deed

     L.   Florida Deed

     M.   Bill of Sale

     N.   Assignment of Lease

     O.   Assignment of Intangible Property

     P.   Lease Assignment

     Q.   Tenant Notice

     R.   Seller's Re-certification of Representations and Warranties

     S.   FIRPTA Affidavit

     T.   Purchaser's Re-certification of Representations and Warranties

     U.   Aero SeaTac Organizational Documents

     V.   Required Estoppels

     W.   IAC Resolution